Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

Chapter 11
In re
Case No. 22-22549 (JLG)
ENDO INTERNATIONAL plc, et al.,
(Jointly Administered)
Debtors.[1]
Re: Docket Nos. 3554, 3849

FINDINGS OF FACT, CONCLUSIONS

OF LAW, AND ORDER (I) CONFIRMING THE FOURTH

AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION

OF ENDO INTERNATIONAL PLC AND ITS AFFILIATED DEBTORS AND

(II) APPROVING THE DISCLOSURE STATEMENT WITH RESPECT THERETO

WHEREAS Endo International plc and its debtor affiliates, as debtors and debtors in possession (collectively, the “Debtors”) in the above-captioned chapter 11 cases (the “Chapter 11 Cases”), having, among other things:

(a)

filed, on January 9, 2024, the solicitation version of their joint chapter 11 plan of reorganization [Docket No. 3535] (as amended from time to time and including all exhibits thereto, the “Plan”), and on January 16, 2024, the disclosure statement with respect thereto [Docket No. 3554] (including all exhibits thereto, the “Disclosure Statement”);[2]

(b)

caused Kroll Restructuring Administration LLC, the Debtors’ Solicitation Agent (“Kroll”), to (i) serve notice of the solicitation version of the Plan on the Master Service List on January 9, 2024, as evidenced by the Affidavit of Service of Victor Wong filed on January 24, 2024 [Docket No. 3575]; (ii) serve notice of the Disclosure Statement on the Master Service List and the Sale Objectors Service List on January 16, 2024, as evidenced by the Affidavit of Service of James Roy filed on January 24, 2024 [Docket No. 3578]; and (iii) commence solicitation on

[1]

The last four digits of Debtor Endo International plc’s tax identification number are 3755. Due to the large number of debtors in these chapter 11 cases, a complete list of the debtor entities and the last four digits of their federal tax identification numbers is not provided herein. A complete list of such information may be obtained on the website of the Debtors’ claims and noticing agent at https://restructuring.ra.kroll.com/Endo. The location of the Debtors’ service address for purposes of these chapter 11 cases is: 1400 Atwater Drive, Malvern, PA 19355.

[2]

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan, the Disclosure Statement, the Disclosure Statement Order (as defined herein), or the PSA (as defined in the Plan), as applicable.

January 25, 2024 or as soon as reasonably practicable thereafter by serving (x) solicitation packages to holders of Claims entitled to vote on the Plan and (y) the Notice of Joint Hearing for (I) Final Approval of the Disclosure Statement and (II) Confirmation of the Joint Chapter 11 Plan (the “Combined Hearing Notice”) on all parties in interest, as evidenced by the Affidavits of Service of Alex Orchowski filed on March 7, 2024 [Docket Nos. 3782 and 3783] (the “Solicitation Affidavits”);

(c)

filed, on February 15, 2024, February 29, 2024, and March 7, 2024, the Plan Supplement (as each constituent document may be amended, supplemented, or otherwise modified from time to time) [Docket Nos. 3687, 3756, and 3802];

(d)

caused Kroll to serve notice of the Plan Supplement as set forth in the Affidavit of Service of Alex Orchowski filed on March 6, 2024 [Docket No. 3780], the Affidavit of Service of James Roy filed on March 18, 2024 [Docket No. 3866], and the Affidavit of Service of Nicholas Vass filed on March 18, 2024 [Docket No. 3867] (together with the Solicitation Affidavits, the “Affidavits”);

(e)

caused Kroll to serve the Assumption Notice and Rejection Notice on contract counterparties on January 26, 2024 and February 16, 2024, respectively, as evidenced by and except as may otherwise be set forth in the Affidavit of Service of Moheen Ahmad filed on February 23, 2024 [Docket No. 3742];

(f)

caused Kroll to serve the Solicitation Directive on November 21, 2023, as evidenced by the Affidavit of Service of Alex Orchowski filed on March 6, 2024 [Docket No. 3781], on the parties set forth on Exhibit A thereto;

(g)

caused Kroll to publish the Combined Hearing Notice on (1) January 22, 2024, in (i) the national edition of The New York Times and (ii) The Wall Street Journal; (2) January 23, 2024, in the United Kingdom and international editions of the Financial Times; and (3) January 25, 2024, in (i) the international edition of The New York Times and (ii) The Times, The Irish Times, Irish Independent, and the national Canadian version of The Globe and Mail, as evidenced by the Certificate of Publication of Alex Orchowski filed on February 2, 2024 [Docket No. 3603] (the “Publication Certification”);

(h)

filed, on February 19, 2024, Debtors’ Motion For an Order (I) Approving the Rights Offerings and Rights Offering Materials to Be Entered Into in Connection with the Debtors’ Chapter 11 Plan, (II) Authorizing (A) The Related Backstop Commitment Agreements and (B) Payment of Related Fees and Expenses, and (III) Granting Related Relief [Docket No. 3694];

(i)

filed, on March 7, 2024, the Debtors’ Memorandum of Law (I) In Support of (A) Approval of Disclosure Statement on a Final Basis and (B) Confirmation of [Third] Amended Joint Chapter 11 Plan of Reorganization of Endo International plc and Its Affiliated Debtors and (II) Omnibus Reply to Objections Thereto [Docket No. 3787] (the “Confirmation Brief”);

(j)

filed, on March 7, 2024, the Declaration of Alex Orchowski of Kroll Restructuring Administration LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Second Amended Joint Chapter 11 Plan of Reorganization of Endo International plc and Its Affiliated Debtors [Docket No. 3799], which is replaced and superseded by the Supplemental Declaration of Alex Orchowski of Kroll Restructuring Administration LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Second Amended Joint Chapter 11 Plan of Reorganization of Endo International plc and Its Affiliated Debtors [Docket No. 3859], filed on March 18, 2024 (the “Voting Report”); and

(k)

filed, on March 7, 2024, the following declarations in support of Confirmation: (i) Declaration of Mark G. Barberio, Chairman of the Board of Directors of the Debtors [Docket No. 3790] (the “Barberio Declaration”); (ii) Declaration of Mark Bradley, Chief Financial Officer of the Debtors [Docket No. 3795] (the “Bradley Declaration”); (iii) Declaration of Mark Buschmann, Partner of PJT Partners LP [Docket No. 3793] (the “PJT Declaration”); and (iv) Declaration of Ray Dombrowski, Managing Director with Alvarez & Marsal North America, LLC [Docket No. 3791] (the “A&M Declaration” and, together with the Barberio Declaration, Bradley Declaration, and PJT Declaration, the “Debtor Confirmation Declarations”).

This Bankruptcy Court having:

(l)

entered the Order (I) Scheduling a Combined Hearing for Approval of the Disclosure Statement and Confirmation of the Plan; (II) Conditionally Approving the Adequacy of the Disclosure Statement; (III) Approving (A) Procedures for Solicitation, (B) Forms of Ballots and Notices, (C) Procedures for Tabulation of Votes, and (D) Procedures for Objections; and (IV) Granting Related Relief [Docket No. 3549] (the “Disclosure Statement Order”);

(m)

reviewed the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Brief, the Debtor Confirmation Declarations, the Voting Report, and all pleadings, exhibits, statements, responses, and comments regarding Confirmation, including, without limitation, the (i) Statement of Ad Hoc First Lien Group [Docket No. 3789], (ii) Reply and Declaration of the Creditors’ Committee [Docket Nos. 3796 and 3792], (iii) Statement and Declaration of the Opioid Claimants’ Committee [Docket Nos. 3785 and 3786], (iv) Declaration of the Future Claimants’ Representative [Docket No. 3794] (the “FCR Declaration”), and (v) Statement of the Multi-State Endo Executive Committee [Docket No. 3798];

(n)	held the Confirmation Hearing on March 19, 2024;

(o)	heard the statements and arguments made by counsel in respect of Confirmation; and

(p)	considered all testimony, documents, filings, and other evidence admitted at Confirmation.

NOW, THEREFORE, it appearing to the Bankruptcy Court that notice of the Confirmation Hearing and the opportunity for any party in interest to object to approval of the Disclosure Statement and Confirmation has been adequate and appropriate as to all entities affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of Confirmation and presented at the Confirmation Hearing establish just cause for the relief granted herein; and upon the record of the Confirmation Hearing and the representations made thereat; and after due deliberation thereon and good cause appearing therefor, the Bankruptcy Court hereby FINDS, DETERMINES, AND CONCLUDES as follows:

Findings of Fact and Conclusions of Law Related to

Confirmation of the Plan and Approval of the Disclosure Statement

A. Jurisdiction, Core Proceeding, Venue. The Bankruptcy Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157(a)-(b) and 1334. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b), and the Bankruptcy Court has the power to enter a final order under the U.S. Constitution determining that the Plan and the Plan Documents comply with the applicable provisions of the Bankruptcy Code and applicable law and should be confirmed and approved. Venue is proper before the Bankruptcy Court pursuant to 28 U.S.C. § 1408.

B. Eligibility for Relief. The Debtors were and continue to be qualified to be debtors in chapter 11 cases under sections 109(a) and (d) of the Bankruptcy Code.

C. Findings and Conclusions. All findings of fact and conclusions of law set forth herein or announced by the Bankruptcy Court at the Confirmation Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

D. Judicial Notice. The Bankruptcy Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the clerk of the Bankruptcy Court of the Southern District of New York and/or its duly appointed agent, including all pleadings and other documents filed, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered or adduced at, the hearings held before the Bankruptcy Court during the pendency of the Chapter 11 Cases.

E. Compliance with Section 1129 of the Bankruptcy Code. The Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code by a preponderance of evidence.

F. Adequacy of Disclosure Statement. The Disclosure Statement contains adequate information (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein.

G. Solicitation and Voting. On January 12, 2024, the Bankruptcy Court entered the Disclosure Statement Order, which, among other things: (a) approved the Solicitation and Voting Procedures, and the form, content, and method of distribution of each of the Solicitation Packages, the Ballots, and various notices, (b) established certain deadlines, including the Voting Deadline and the Plan and Disclosure Statement Objection Deadline, (c) approved the Assumption and Assignment Procedures, and (d) scheduled the Confirmation Hearing. The Disclosure Statement Order further approved the procedures for establishing Claim amounts for voting purposes and the temporary allowance and disallowance of Claims for vote tabulation purposes, the establishment of the Voting Record Date, and the procedures for soliciting and tabulating votes.

H. Notice and Transmittal of Solicitation Materials; Adequacy of Solicitation Notices. The Plan, the Disclosure Statement, the Disclosure Statement Order, the Ballots, the Combined Hearing Notice, the Plan Documents, the Assumption Notice, the Rejection Notice, and the other materials distributed by the Debtors in connection with Confirmation of the Plan (collectively, the “Solicitation Materials”) were transmitted and served in good faith and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules for the Southern District of New York (the “Local Bankruptcy Rules”), and any other applicable rules, laws, and regulations, as evidenced by the Affidavits, the Publication Certification, and the Voting Report. Such transmittal and service were due, timely, adequate, and sufficient based upon the circumstances of the Chapter 11 Cases, all parties in interest had the opportunity to appear and be heard at the Confirmation Hearing, and no other or further notice is necessary or shall be required.

I. Good-Faith Solicitation. All Persons who solicited votes on the Plan solicited such votes in good faith, in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, the Disclosure Statement Order, and all other applicable rules, laws and regulations, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code. All procedures used to distribute Ballots to the applicable holders of Claims and to tabulate the Ballots were fair and reasonable and conducted in good faith and in accordance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, the Disclosure Statement Order, and all other applicable rules, laws and regulations.

J. Voting Report. As evidenced by the Voting Report, each of the Voting Classes voted to accept the Plan. As evidenced by the Solicitation Affidavits and the Voting Report, votes to accept the Plan were solicited and tabulated fairly, in good faith, and in a manner consistent with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and all other applicable rules, laws and regulations.

K. Good-Faith Proposal of the Plan. The Plan has been proposed in good faith and not by any means forbidden by law. In so finding, the Bankruptcy Court has considered the totality of the circumstances of the Chapter 11 Cases. The Plan is the result of extensive, good faith, arm’s length negotiations among the Debtors, Ad Hoc First Lien Group, U.S. Government, U.S. Trustee, Endo EC, Opioid Claimants’ Committee, Creditors’ Committee, FCR, Ad Hoc Cross-Holder Group, Canadian Provinces, Public School District Creditors, and other parties in interest.

L. Classification. The classification scheme set forth in the Plan is proper under section 1122(a) of the Bankruptcy Code. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within each Class. The classification of Claims and Interests under the Plan is fair, reasonable, and appropriate and was not done for any improper purpose. Valid business, legal, and factual reasons exist for separately classifying the various Classes of Claims and Interests under the Plan.

M. Fair and Equitable. The Plan is “fair and equitable” with respect to any Classes that are Impaired and are deemed to reject the Plan, as the Plan does not provide a recovery on account of any Claim or Interest that is junior to such rejecting Classes and no Class senior to any rejecting Class is receiving more than a 100% recovery on account of their Claims.

N. Unfair Discrimination. The Plan does not unfairly discriminate against the rejecting Classes because none of the holders of Claims and Interests in such Classes are unfairly discriminated against or receiving dissimilar treatment from any other similarly situated holders of Claims and Interests in other Classes and are not entitled to receive any recovery under a strict application of the absolute priority rule. Accordingly, as required by section 1129(b) of the Bankruptcy Code, the Plan does not discriminate unfairly.

O. Equal Treatment. The Plan provides for the same treatment of each Claim or Interest in each respective Class except to the extent that a holder of a particular Claim or Interest has agreed to accept less favorable treatment. Holders in Classes 4(A), 4(B), 4(C), 4(D), 4(E), 4(F), 7(A), 7(B), 7(C), 7(D), 7(E), 11, and 12 had or will have an opportunity to grant the GUC Releases or Non-GUC Releases, as applicable, to be entitled to receive additional payments from the applicable Trust under the Plan. Those holders who have affirmatively granted or are deemed to have granted the applicable Releases will be entitled to receive an additional payment from the applicable Trusts on account of granting such Releases. The opportunity to grant the GUC Releases or Non-GUC Releases was available to all members of the affected Classes and, as set forth below, holders received due and adequate notice of such Releases, as well as of the incremental trust distributions to which they would be entitled in exchange for granting the applicable Releases, and sufficient opportunity and instruction to elect to opt in or opt out, as applicable. The structure of the Releases contained in the Plan is based upon conversations among the parties in interest and the fact that the U.S. Trustee has advised the parties that it would not object to the Plan, and such structure is based on the particular facts and circumstances of the Chapter 11 Cases.

P. Good Faith Participation. Based upon the record before the Bankruptcy Court, the Debtors and the Exculpated Parties have acted in good faith within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Bankruptcy Rules in connection with all their respective activities relating to the Chapter 11 Cases, including the negotiation and pursuit of Confirmation, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and by the exculpatory and injunctive provisions set forth in Article X of the Plan.

Q. Releases. The Releases contained in Article X of the Plan are an essential component of the Plan and appropriate based on the facts and circumstances of the Chapter 11 Cases. The third party releases contained in Sections 10.3 and 10.4 of the Plan are consensual. All parties to be bound by such releases have been given due and adequate notice of such releases, and sufficient opportunity and instruction, based on the facts and circumstances of the Chapter 11 Cases, to elect to (i) opt in to such releases if they rejected the Plan, (ii) opt in to or opt out of such releases, as applicable, if they abstained from voting on the Plan or (iii) opt out of such releases if they were deemed to reject the Plan. Good and valid justification has been demonstrated in support of the Releases, including, without limitation, (x) that the U.S. Trustee has advised the parties he would not to object to such Releases and (y) the particular facts and circumstances of the Chapter 11 Cases. Accordingly, the Releases contained in Article X of the Plan are: (a) in exchange for good and valuable consideration; (b) a good faith settlement and compromise of the Claims and Causes of Action released pursuant to the Releases; (c) in the best interests of the Debtors, their Estates, and all holders of Claims and Interests; (d) fair, equitable, and reasonable; and (e) given and made after due notice and opportunity for hearing.

R. Discharge. The Debtors and their Estates are entitled to a discharge of all Claims, Interests, and Causes of Action to the fullest extent permitted by section 1141(d) of the Bankruptcy Code. The discharge provisions set forth in Section 10.7 of the Plan are essential to the Plan and are necessary to preserve and enforce the discharges provided under the Plan, as well as the Releases and the exculpation provisions set forth in Sections 10.2, 10.3, 10.4, and 10.6 of the Plan. The discharge provisions are appropriately tailored to achieve those purposes.

S. Injunctions. The Plan Injunction, Channeling Injunction, and Specified Debtor Insurer Injunction set forth in Sections 10.8, 10.9, and 10.10 of the Plan, respectively: (a) are within the jurisdiction of this Bankruptcy Court under 28 U.S.C. §§ 1334(a), 1334(b), and 1334(d); (b) are an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code; (c) are necessary to preserve and enforce the Releases, the exculpation provisions set forth in Section 10.6 of the Plan, and the compromises and settlements implemented under the Plan; (d) confer material benefits on, and are in the best interests of, the Debtors, their Estates, and their creditors and all parties in interest; (e) are important to the overall objectives of the Plan; and (f) are consistent with sections 105, 1123, and 1129 of the Bankruptcy Code, other provisions of the Bankruptcy Code, and other applicable law. The record of the Confirmation Hearing and the Chapter 11 Cases is sufficient to support the Plan Injunction, Channeling Injunction, and Specified Debtor Insurer Injunction contained in the Plan.

T. Plan Settlements and Trusts. The Plan Settlements, including but not limited to the UCC Resolution, the OCC Resolution, the FCR Resolution, the U.S. Government Resolution, and the resolutions reached with the Canadian Provinces, the Public School District Creditors, as well as with the holders of State Opioid Claims and Tribal Opioid Claims, were negotiated in good faith and at arm’s length and are essential elements of the Plan, as are any Trusts contemplated by the Plan Settlements or by any other provision of the Plan. Each of the compromises and settlements embodied in the Plan Settlements are integrated in nature and each falls above the lowest point in the range of reasonableness. The Plan Settlements are fair, equitable, and in the best interests of the Debtors, their Estates, their creditors, and all parties in interest, and satisfy the standards for approval under section 1123(b)(3)(a) of the Bankruptcy Code and Bankruptcy Rule 9019. Furthermore:

(a) The provisions set forth in the Resolution Stipulation, including the UCC Resolution and the OCC Resolution, as incorporated in the Plan and the Plan Supplement documents, constitute a good faith and integrated compromise and resolution of all claims and controversies between the Committees, the Debtors, and the Ad Hoc First Lien Group relating to the Committees’ objections (the “Committees’ Objections”) to the proposed Sale (as defined in the Bidding Procedures Order), including those objections previewed in the Objection of the Official Committee of Unsecured Creditors to the Debtors’ Bidding Procedures and Sale Motion [Docket No. 1144] and the Objection of the Official Committee of Opioid Claimants to the Debtors’ Motion for an Order (I) Establishing Bidding, Noticing, and Assumption and Assignment Procedures, (II) Approving Certain Transaction Steps, (III) Approving the Sale of Substantially All of the Debtors’ Assets and (IV) Granting Related Relief [Docket No. 1145], as well as the claims and controversies relating to the Motion of the Official Committee of Unsecured Creditors and the Official Committee of Opioid Claimants for (I) Entry of an Order Granting Leave, Standing, and Authority to Commence and Prosecute Certain Claims on Behalf of the Debtors and (II) Settlement Authority in Respect of Such Claims [Docket No. 1243] (the “Standing Motion”), and the claims and controversies relating to any potential standing motions which are subject to standstill pursuant to the Resolution Stipulation, the resolution of each of which was integral to resolving the Committees’ Objections and, ultimately, obtaining the Committees support for confirmation of the Plan, which embodies the applicable terms of the UCC Resolution, the OCC Resolution and the Resolution Stipulation. Each of the UCC Resolution, the OCC Resolution and the Resolution Stipulation has been negotiated in good faith and at arm’s length, and is deemed to have been made in good faith and for legitimate business purposes. The entry of this Confirmation Order constitutes the Bankruptcy Court’s finding that the applicable terms of the UCC Resolution, the OCC Resolution and the Resolution Stipulation incorporated in the Plan and the Plan Supplement documents are (i) fair, equitable, and reasonable in the aggregate, (ii) in the best interests of holders of Distribution Sub-Trust Claims and PPOCs, and in the best interests of the Debtors and their Estates, (iii) on account of value provided to the Estates, including through resolution of the Committees’ Objections, and through the resolution of the Standing Motion and motions that have not been filed, and (iv) given and made with adequate and appropriate notice.

(b) The GUC Trust Documents and, upon their effectiveness pursuant to the Distribution Sub-Trust Documents Approval Process set forth in Section 5.20(b)(vi) of the Plan, the Distribution Sub-Trust Documents, and the mechanisms, criteria and procedures set forth therein for operating the GUC Trust and the Distribution Sub-Trusts and resolving Distribution Sub-Trust Claims, are fair and reasonable with respect to holders of Distribution Sub-Trust Claims in light of the benefits to be provided to the GUC Trust (and the corresponding benefits to holders of Second Lien Deficiency Claims, Unsecured Notes Claims, Other General Unsecured Claims, Mesh Claims, Ranitidine Claims, Generic Price Fixing Claims, and Reverse Payment Claims). All documents and agreements necessary to implement the applicable terms of the UCC Resolution, including the GUC Trust Documents (including the UCC Resolution Term Sheet, the GUC Trust Agreement, the GUC Trust Cooperation Agreement, the Generics Price Fixing Claims Trust Agreement, the Mesh Claims Trust Agreement, the UCC Allocation, and all schedules, exhibits, supplements, and any other attachments thereto) and, upon their effectiveness pursuant to the Distribution Sub-Trust Documents Approval Process set forth in Section 5.20(b)(vi) of the Plan, the Distribution Sub-Trust Documents (including the Generics Price Fixing Claims Trust

Agreement, the Generics Price Fixing Claims Trust Distribution Procedures, the Mesh Claims Trust Agreement, the Mesh Claims Trust Distribution Procedures, the Ranitidine Claims Trust Agreement, the Ranitidine Claims Trust Distribution Procedures, the Reverse Payment Claims Trust Agreement, and the Reverse Payment Claims Trust Distribution Procedures, and all claim forms, schedules, exhibits, supplements, and any other attachments thereto), and any supplemental documentation contemplated thereby, are essential elements of the UCC Resolution and the Plan, and have been negotiated in good faith, at arm’s length, and without collusion or fraud, and entry into and consummation of the transactions contemplated by each such document and agreement is in the best interests of the Debtors, their Estates and holders of Distribution Sub-Trust Claims, and shall, upon completion of documentation and execution thereof, be valid, binding, and enforceable and not be in conflict with any federal, state, foreign, or local law. The Covenant Not to Collect is a contractual obligation, and does not constitute a release of any claims against the Excluded D&O Parties. The Covenant Not to Collect further does not contravene public policy, was negotiated at arm’s length and in good faith, and is not collusive. The provisions of the GUC Trust Documents, the Distribution Sub-Trust Documents (upon their effectiveness pursuant to the Distribution Sub-Trust Documents Approval Process set forth in Section 5.20(b)(vi) of the Plan), and the UCC Allocation are premised on the consideration provided under the applicable terms of the UCC Resolution and the Plan, were negotiated in good faith and at arm’s length, and are fair and reasonable. Notice of the foregoing has been adequate and appropriate.

(c) The FCR Resolution, as incorporated in the Plan and the Plan Supplement documents, constitutes a good faith and integrated compromise and resolution of all claims and controversies among the FCR, the Debtors, and the Ad Hoc First Lien Group relating to the FCR’s objections (the “FCR’s Objections”) to the proposed Sale (as defined in the Bidding Procedures

Order), including those objections previewed in the Objection of Future Claimants’ Representative to Debtors’ Motion for an Order (I) Establishing Bidding, Noticing, and Assumption and Assignment Procedures, (II) Approving Certain Transaction Steps, (III) Approving the Sale of Substantially All of the Debtors’ Assets and (IV) Granting Related Relief [Docket No. 1131], as well as the claims and controversies relating to The Future Claimants’ Representative’s Motion to Preserve Standing to Seek to Intervene [Docket No. 1242] (the “FCR Intervention Motion”), and the claims and controversies relating thereto, the resolution of each of which was integral to resolving the FCR’s Objections and, ultimately, obtaining the FCR’s support for confirmation of the Plan, which embodies the applicable terms of the FCR Resolution. The FCR Resolution has been negotiated in good faith and at arm’s length and is deemed to have been made in good faith and for legitimate business purposes. The entry of this Confirmation Order constitutes the Bankruptcy Court’s finding that the applicable terms of the FCR Resolution, incorporated in the Plan and the Plan Supplement documents are (i) fair, equitable, and reasonable in the aggregate, (ii) in the best interests of Future PI Claimants, and in the best interests of the Debtors and their Estates, (iii) on account of value provided to the Estates, including through resolution of the FCR’s Objections, and through the resolution of the FCR Intervention Motion and motions that have not been filed, and (iv) given and made with adequate and appropriate notice.

U. The PPOC Trust Documents and the PPOC Sub-Trust Documents, and the mechanisms, criteria and procedures therein for operating the PPOC Trust and the PPOC Sub-Trusts and resolving Present Private Opioid Claims, are fair and reasonable with respect to PPOCs in light of the benefits to be provided to the PPOC Trust (and the corresponding benefits to PPOCs holding IERP II Claims, Hospital Opioid Claims, NAS PI Claims, PI Opioid Claims and TPP Claims). All documents and agreements necessary to implement the applicable terms of the

OCC Resolution, including, but not limited to, the PPOC Trust Documents (including the PPOC Trust Agreement, the PPOC Trust Distribution Procedures and all schedules, exhibits, supplements, and any other attachments thereto) and the PPOC Sub-Trust Documents (including the Hospital Trust Agreement, the Hospital Trust Distribution Procedures, the IERP Trust II Agreement, the IERP Trust II Distribution Procedures, the NAS PI Trust Agreement, the NAS PI Trust Distribution Procedures, the PI Trust Agreement, the PI Trust Distribution Procedures, the TPP Trust Agreement, the TPP Trust Agreement Glossary, and the TPP Trust Distribution Procedures, and all claim forms, schedules, exhibits, supplements, and any other attachments thereto), and any supplemental documentation contemplated thereby, are essential elements of the OCC Resolution and the Plan, and have been negotiated in good faith, at arm’s length, and without collusion or fraud, and entry into and consummation of the transactions contemplated by each such document and agreement is in the best interests of the Debtors, their Estates and PPOCs, and shall, upon completion of documentation and execution, be valid, binding, and enforceable and not be in conflict with any federal, state, foreign, or local law. The provisions of the PPOC Trust Documents (including the provision therein setting forth the Distribution of PPOC Trust Claim Shares and any resulting proceeds) and the PPOC Sub-Trust Documents are premised on the consideration provided under the applicable terms of the OCC Resolution and the Plan, were negotiated in good faith and at arm’s length, and are fair and reasonable. Notice of the foregoing has been adequate and appropriate.

V. VOI Agreements. The agreements reached in the Voluntary Opioid Operating Injunction and the VOI Side Letter (including all appendices), each as set forth in the Plan Supplement (together with the Voluntary Opioid Operating Injunction, the “VOI Agreements”) were negotiated in good faith and at arm’s length and are essential elements of the Plan. The terms establishing the Public Disclosure Document Repository and governing the funding, publishing, and preservation of the Public Disclosure Document Repository were essential elements to the parties reaching the VOI Agreements and the settlement of State Opioid Claims. The compromises and settlements embodied in the VOI Agreements fall above the lowest point in the range of reasonableness and are fair, equitable, and in the best interest of the Debtors, the Estates, their creditors, all parties in interest, and the public, and satisfy the standards for approval under section 1123(b)(3)(a) of the Bankruptcy Code and Bankruptcy Rule 9019.

W. Plan Supplement. The Plan Supplement complies and is consistent with the Bankruptcy Code and the terms of the Plan, and the filing and notice of the Plan Supplement, including all modifications or supplements thereto, were good and proper and in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and the facts and circumstances of these Chapter 11 Cases. No other or further notice is or will be required with respect to the Plan Supplement. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan.

X. Amendments and Modifications to the Solicitation Version of the Plan. Pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all amendments and modifications to the solicitation version of the Plan since the commencement of solicitation do not (a) materially and adversely affect or change the treatment of any Claims or Interests; (b) require additional disclosure under section 1125 of the Bankruptcy Code; (c) require the re-solicitation of votes under section 1126 of the Bankruptcy Code; or (d) require that the holders of Claims be afforded an opportunity to change previously cast acceptances or rejections of the solicitation version of the Plan.

Y. The Plan amendments and modifications are consistent with the Bankruptcy Code. The notice of the Plan modifications as reflected in the Affidavits of Service of Alex Orchowski and Nicholas Vass [Docket Nos. 3780 and 3867, respectively] and on the record at the Confirmation Hearing constitutes due and sufficient notice of any and all Plan modifications. The Plan as modified shall constitute the Plan submitted for Confirmation.

Z. Plan Documents. The terms of the Plan Documents, including, without limitation, the Plan and all amendments and modifications thereto, are incorporated by reference, are approved in all respects, and constitute an integral part of this Confirmation Order. The rights of the Debtors, along with the rights of the parties listed in Section 12.1 of the Plan, as applicable, to alter, amend, update or modify any of the Plan Documents before the Effective Date subject to and in accordance with Section 12.1 of the Plan, are reserved. The Exit Financing Documents remain subject to ongoing negotiation and, notwithstanding anything to the contrary in the Plan, final forms thereof shall be filed prior to the Effective Date.

AA. Issuance of Purchaser Equity. The issuance of the Purchaser Equity is an essential element of the Plan, and is in the best interests of the Debtors, their Estates, and their creditors. Purchaser Parent is authorized, without further approval of this Bankruptcy Court or any other party, to issue the Purchaser Equity in accordance with the Plan, including in connection with the Rights Offerings and the Backstop Commitment Agreements, and to execute and deliver all agreements, documents, instruments, and certificates relating thereto.

BB. The issuance by Purchaser Parent of the Purchaser Equity pursuant to the Plan and pursuant to the First Lien Rights Offering, and the issuance of the First Lien Subscription Rights under the Plan, are exempt from the registration requirements of the Securities Act and similar state statutes pursuant to section 1145 of the Bankruptcy Code.

CC. The obligations to issue the Purchaser Equity as the First Lien Backstop Commitment Premium pursuant to the First Lien Backstop Agreement, and as the GUC Backstop Commitment Premium pursuant to the GUC Backstop Commitment Agreement, shall be treated as Administrative Expense Claims that are satisfied by the issuance of the Purchaser Equity in accordance with this paragraph.

DD. The issuance by Purchaser Parent of the Purchaser Equity under the Plan pursuant to the GUC Rights Offering, the Backstop Commitment Agreements, and in respect of the Management Incentive Plan, and the issuance of the GUC Subscription Rights under the Plan, are exempt from the registration requirements of the Securities Act and similar state statutes pursuant to section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D or Regulation S promulgated thereunder and similar exemptions under applicable State or local law.

EE. The issuance by Purchaser Parent of the Purchaser Equity under the Plan pursuant to the Backstop Commitment Agreements (other than the Backstop Premiums, as set forth herein) are exempt from the registration requirements of the Securities Act and similar state statutes pursuant to section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D or Regulation S promulgated thereunder and similar exemptions under applicable State or local law.

FF. Rights Offerings. The Rights Offerings are essential elements of the Plan and are in the best interests of the Debtors, their Estates, and their creditors. The Rights Offering Documents were, and shall be deemed to be, negotiated at arm’s length and in good faith, without the intent to hinder, delay, or defraud any creditor of the Debtors. The Debtors have exercised reasonable business judgment in determining to execute the Rights Offering Documents, and have provided sufficient and adequate notice of the material terms of the Rights Offering Documents to all parties in interest in these Chapter 11 Cases. The execution, delivery, and performance by the Debtors and/or the Post-Emergence Entities, as applicable, of any of the Rights Offering Documents and compliance by the Debtors and/or the Post-Emergence Entities, as applicable, with the terms thereof is authorized by, and will not conflict with, the terms of the Plan or this Confirmation Order.

GG. Backstop Commitment Agreements. The Backstop Commitment Agreements are essential elements of the Plan and in the best interest of the Debtors, their Estates, and their creditors. The Backstop Commitment Agreements were, and shall be deemed to be, negotiated at arm’s length and in good faith, without the intent to hinder, delay, or defraud any creditor of the Debtors. The Debtors have exercised reasonable business judgment in determining to execute the Backstop Commitment Agreements, and have provided sufficient and adequate notice of the material terms of the Backstop Commitment Agreements to all parties in interest in these Chapter 11 Cases. The execution, delivery, and performance by the Debtors and/or the Post-Emergence Entities, as applicable, of any of the Backstop Commitment Agreements and compliance by the Debtors and/or the Post-Emergence Entities, as applicable, with the terms thereof is authorized by, and will not conflict with, the terms of the Plan or this Confirmation Order.

HH. Backstop Premiums. The provisions for the payment of the First Lien Backstop Commitment Premium and the GUC Backstop Commitment Premium are essential elements of the Plan and are in the best interests of the Debtors, their Estates, and their creditors, and are integral part of the transactions contemplated by the Backstop Commitment Agreements, and without these provisions the Backstop Commitment Parties would not have entered into the Backstop Commitment Agreements. The First Lien Backstop Commitment Premium and the GUC Backstop Commitment Premium shall be treated as Administrative Expense Claims and the issuance by Purchaser Parent of the Purchaser Equity under the Plan pursuant to the Backstop Commitment Agreements as the First Lien Backstop Commitment Premium and the GUC Backstop Commitment Premium shall be exempt from the registration requirements of the Securities Act and similar state statutes pursuant to section 1145 of the Bankruptcy Code.

II. Exit Financing Approval Process. Prior to the Effective Date, the Debtors and/or Purchaser Entities shall file with the Bankruptcy Court (i) a term sheet setting forth the material terms of the Exit Financing Documents (the “Exit Financing Term Sheet”) and (ii) a declaration in support of the findings set forth in this Confirmation Order regarding the Exit Financing. The Debtors shall submit a proposed order incorporating by reference and confirming the effectiveness of the findings of fact and orders set forth in this Confirmation Order (the “Exit Financing Order,” and, together with the Exit Financing Term Sheet and related declaration, the “Exit Financing Term Sheet Documents”). Upon filing, the Debtors shall cause Kroll to serve the Exit Financing Term Sheet Documents on the Master Service List. If no objections are filed to the Exit Financing Term Sheet within three (3) business days of the Exit Financing Term Sheet Documents being filed, the Court may enter the Exit Financing Order, without need for further notice or hearing. If any objection is filed to the Exit Financing Term Sheet, the applicable party in interest may request a hearing in front of the Bankruptcy Court to resolve any such objection. The process described in this paragraph shall be referred to as the “Exit Financing Approval Process.”

JJ. Exit Financing. Subject in all respects to the Exit Financing Approval Process, (i) the Exit Financing is an essential element of the Plan and entry into the Exit Financing Documents by the Debtors, the Purchaser Entities, and/or the Post-Emergence Entities, as applicable, is in the best interests of the Debtors, their Estates, and their creditors; (ii) the Exit Financing is necessary and appropriate for confirmation and consummation of the Plan and the operations of the Post-Emergence Entities and are key to the feasibility of the Plan; and (iii) the Debtors have exercised sound business judgment with respect to the Exit Financing and Exit Financing Documents have provided adequate notice thereof upon the completion of the Exit Financing Approval Process. For the avoidance of doubt, the Exit Financing Documents remain subject to ongoing negotiation as part of a market syndication and placement process.

KK. GUC Trust Insurance Rights. The transfer of the GUC Trust Insurance Rights in accordance with the Plan is authorized and enforceable under the Bankruptcy Code notwithstanding any state law or contractual provision; insurers party to the GUC Trust Insurance Policies had sufficient notice of the Plan and the Chapter 11 Cases; and the Allowed amount of any GUC Trust Channeled Claim is legally enforceable against the GUC Trust or the applicable Distribution Sub-Trust; provided, that, for the avoidance of doubt, (i) the amount of any installment payments, initial payments, or payments based on payment percentages established under the GUC Trust Documents, as determined or as actually paid by the GUC Trust or the applicable Distribution Sub-Trust, are not the equivalent of the Allowed amount of any GUC Trust Channeled Claim, and (ii) nothing herein determines whether or not any insurer is obligated to pay the amount determined under the Plan Supplement for a GUC Trust Channeled Claim or Opioid Claim.

LL. Conditions to Confirmation. Each of the conditions to Confirmation set forth in Section 11.1 of the Plan has been satisfied or waived in accordance with the terms of the Plan.

MM. Waiver of 14-Day Stay. Sufficient cause has been shown to waive any stay to the immediate effectiveness of this Confirmation Order.

NN. Retention of Jurisdiction. Except as otherwise provided in any of the Plan Documents, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising out of, or related to, the Chapter 11 Cases and the Plan, including, but not limited to, the matters set forth in Article XIII of the Plan.

Findings of Fact and Conclusions of Law Relating to the PSA and Plan Transaction3

OO. Good Faith; No Collusion. The PSA was proposed and negotiated by the Debtors and the Ad Hoc First Lien Group without collusion, in good faith, and from arm’s length bargaining positions. No member of the Ad Hoc First Lien Group is an “insider” or “affiliate” of the Debtors, as those terms are defined in the Bankruptcy Code, and no common identity of incorporators, directors, or controlling stockholders exists between the Debtors and the Ad Hoc First Lien Group. The Ad Hoc First Lien Group recognized that the Debtors were free to deal with any other party interested in acquiring the Transferred Assets and Transferred Equity Interests contemplated to be transferred pursuant to the PSA (together, the “PSA Assets”). In accordance with the Bidding Procedures Order, the Debtors’ marketing process afforded a full, fair, and reasonable opportunity for any Person or Entity to make a higher or otherwise better offer, and allowed the Debtors to consider actionable proposals, if any, from third parties for a transaction (or transactions) that would provide consideration to the Estates in an amount that exceeded the Purchase Price plus the value of any other consideration provided by the Buyers to the Debtors pursuant to the PSA and the Plan. No other Person or Entity or group of Persons or Entities has offered to purchase the PSA Assets for greater overall value to the Debtors’ Estates than the Buyers. The Purchase Price was not controlled by any agreement among potential bidders and

[3]	Capitalized terms used in this section but not otherwise defined herein shall have the meanings ascribed to them in the PSA.

neither the Debtors nor the Ad Hoc First Lien Group, nor any members of the Ad Hoc First Lien Group have engaged in collusion or fraud with respect to the PSA Assets. The Ad Hoc First Lien Group has not acted in a collusive manner with any Person or Entity in these Chapter 11 Cases. The Debtors’ determination that the PSA constitutes the highest or otherwise best offer constitutes a valid and sound exercise of the Debtors’ business judgment. Neither the Debtors nor the Ad Hoc First Lien Group engaged in any conduct that would cause or permit the PSA, any documents related thereto, or the consummation of the Plan Transaction to be avoided, or costs or damages to be imposed, under any law of the United States, any state, territory, possession thereof, the District of Columbia, or any other applicable jurisdiction (including any foreign jurisdiction) with laws substantially similar to the foregoing.

PP. Best Interests. Approval and consummation of the PSA and Plan Transaction is in the best interests of the Debtors, their Estates, their creditors, and other parties in interest. The consideration provided by the Buyers pursuant to the PSA (a) is fair and reasonable, (b) is the highest or otherwise best offer for the PSA Assets, and (c) constitutes reasonably equivalent value (as those terms are defined in each of the Uniform Voidable Transfer Act, Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, and section 548 of the Bankruptcy Code) and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, the District of Columbia, or any other applicable jurisdiction (including any foreign jurisdiction) with laws substantially similar to the foregoing.

QQ. Authority. The Debtors have: (a) full power and authority to execute and assume the PSA and all other documents contemplated thereby and (b) all of the power and authority necessary to consummate the transactions contemplated by the PSA subject to the terms of this Confirmation Order. No consents or approvals, other than those already obtained or expressly provided for in the PSA or this Confirmation Order, are required for the Debtors to consummate the Restructuring Transactions, including the Plan Transaction. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan, the Plan Documents, and any of the transactions they contemplate and any other acts that may be necessary or appropriate for the implementation or consummation thereof.

RR. Title to PSA Assets. The PSA Assets sought to be transferred and/or assigned, as applicable, by the Debtors to the Buyers pursuant to the PSA are property of the Debtors’ Estates and good title thereto is presently vested in the Debtors’ Estates within the meaning of section 541(a) of the Bankruptcy Code. Except as provided in the PSA, the Debtors are the sole and rightful owners of the PSA Assets with all rights, title, and interests to the PSA Assets, and no other Person has any ownership right, title, or interest therein other than any security interests therein which secure the Debtors’ obligations to the Prepetition Secured Parties.

SS. Necessity of Order. The Buyers have agreed to the Plan Transaction in material reliance on and with fair consideration provided for the Plan Transaction being free and clear of all Claims and Interests relating to the Debtors arising prior to the closing of the Plan Transaction, except as expressly provided under the PSA, including any successor or vicarious liabilities of any kind or nature, as set forth herein and in the PSA, and would not agree to the PSA or the Plan Transaction without all of the relief provided for herein. The consummation of the Plan Transaction pursuant to this Confirmation Order and the PSA is necessary for the Debtors to maximize the value of their Estates for the benefit of all creditors and other parties in interest.

TT. Free and Clear. The Debtors may sell the PSA Assets free and clear of all Liens, Claims, rights, liabilities, mortgages, deeds of trust, pledges, charges, security interests, of whatever kind or nature, rights of first refusal, rights of offset or recoupment, royalties, conditional sales or title retention agreements, hypothecations, preferences, debts, easements, suits, licenses, options, rights of recovery, judgments, orders and decrees of any court or foreign or domestic Governmental Authority, taxes (including foreign, state and local taxes), covenants, restrictions, indentures, instruments, leases, options, offsets, recoupments, claims for reimbursement or subrogation, contribution, indemnity or exoneration, encumbrances and other interests of any kind or nature whatsoever other than as expressly provided under the PSA, the Plan, or this Confirmation Order because of the effect of section 1141(c) of the Bankruptcy Code. All holders of such Claims, Liens, encumbrances, or other interests against the Debtors, their Estates, or any of the assets subject to the Plan Transaction are bound by this Confirmation Order and the Plan pursuant to section 1141(a) of the Bankruptcy Code. All holders of such Claims, Liens, encumbrances, or other interests are adequately protected in accordance with the Plan.

UU. Cure/Adequate Assurance. All the requirements of sections 1123(b)(2), 365(b), and 365(f) of the Bankruptcy Code have been satisfied for the assumption or assumption and assignment of Executory Contracts and Unexpired Leases as set forth in Article VII of the Plan. The Purchaser Entities have provided adequate assurance of future performance within the meaning of sections 365(b)(1)(A) and 1123(b)(2) of the Bankruptcy Code with respect to any Executory Contracts and Unexpired Leases contemplated to be assumed or assumed and assigned. Unless otherwise agreed to by the parties, the Cure Amounts set forth in the applicable Cure Notices are deemed the amounts necessary to “cure” within the meaning of section 365(b)(1)(A) of the Bankruptcy Code all “defaults” within the meaning of section 365(b) of the Bankruptcy Code under such Executory Contracts and Unexpired Leases. The Debtors served all counterparties to the Executory Contracts and Unexpired Leases with the Cure Notices, and the Cure Objection Deadline has passed. The procedures for the determination and resolution of Assumption and Assignment Disputes as set forth in Section 7.3 of the Plan comply with all applicable provisions of the Bankruptcy Code.

VV. Rejections of Executory Contracts and Unexpired Leases. Each rejection of an Executory Contract or Unexpired Lease pursuant to Article VII of the Plan shall be legal, valid, and binding upon the applicable Debtor and all non-Debtor parties to such Executory Contract or Unexpired Lease, all to the same extent as if such rejection had been effectuated pursuant to an appropriate authorizing order of the Bankruptcy Court entered prior to the Confirmation Date under section 365 of the Bankruptcy Code.

WW. Assumption and Assignment of Transferred Contracts. It is a valid exercise of the Debtors’ reasonable and sound business judgment to assume or assume and assign, as applicable, the Transferred Contracts to the Purchaser Entities in connection with the consummation of the Plan Transaction, and the assumption or assumption and assignment, as applicable, of the Transferred Contracts is in the best interests of the Debtors, their Estates, and their creditors. The assumption or assumption and assignment of the Transferred Contracts being assigned to the Purchaser Entities or their designees (i) is an integral part of the PSA Assets being purchased by the Buyers, (ii) allows the Debtors to sell the PSA Assets to the Buyers as a going concern, (iii) limits the losses suffered by counterparties to the Transferred Contracts, and (iv) maximizes the recoveries to other creditors of the Debtors by limiting the amount of claims against the Debtors’ Estates by avoiding the rejection of the Transferred Contracts.

XX. Transfer of GUC Trust Litigation Consideration. The GUC Trust Litigation Claims are permitted to be transferred and assigned, and, upon the Effective Date, are being transferred and assigned to the GUC Trust, which has a preexisting interest in the claims by virtue of, inter alia, its beneficiaries’ status as creditors of the Debtors. The transfer of the GUC Trust Litigation Claims to, and the subsequent prosecution thereof by, the GUC Trust (a) reflects and furthers the genuine commercial interest of the Debtors, their Estates, and holders of Eligible Unsecured Claims in the Litigation Trust Claims, (b) is being utilized as part of the Estates for the benefit of holders of Class 4 Claims, and (c) is in the best interests of the Debtors and their Estates.

YY. Valid and Binding Contract. The PSA and related agreements are valid and binding contracts between the Debtors and the Buyers and shall be enforceable pursuant to their terms. The PSA and related agreements were not entered into for the purpose of hindering, delaying or defrauding the Debtors’ present or future creditors under the Bankruptcy Code or under laws of the United States, any state, territory, or possession thereof, or the District of Columbia or any other applicable jurisdiction with laws substantially similar to the foregoing. None of the Debtors or the Buyers are, or will be, entering into the PSA or related agreements or consummating the transactions contemplated therein fraudulently (including with respect to statutory or common law fraudulent conveyance or fraudulent transfer claims, whether under the Bankruptcy Code or under the laws of the United States, any state, territory, possession thereof, or the District of Columbia or any other applicable jurisdiction with laws substantially similar to the foregoing) or for an otherwise improper purpose. The PSA and the Plan Transaction itself, and the consummation thereof, shall be specifically enforceable against and binding upon (without posting any bond) the Debtors, and any chapter 7 or chapter 11 trustee appointed in these Chapter 11 Cases, and shall not be subject to rejection or avoidance by the foregoing parties or any other Person or Entity.

ZZ. Modifications. Following execution, the PSA and related agreements, documents or other instruments executed in connection therewith, may be modified, amended or supplemented by the parties thereto, in a writing signed by each party, and in accordance with the terms thereof, without further order of the Bankruptcy Court; provided, that any such modification, amendment or supplement does not materially change the economic substance of the Plan Transaction.

AAA. Implementation and Binding Effect. All documents and agreements necessary or appropriate to implement the Plan, including the Plan Documents and all other relevant and necessary documents, have been negotiated in good faith and at arm’s length, are in the best interests of the Debtors, their Estates, and their creditors and shall, upon completion of documentation and execution (subject to the terms of the Plan, as applicable), be valid, binding, and enforceable documents and agreements not in conflict with any federal, state, provincial, foreign, or local law. The Debtors have exercised reasonable business judgment in determining which agreements to enter into, or have the Purchaser Entities and/or the Post-Emergence Entities, as applicable, enter into, and have provided sufficient and adequate notice of such documents and agreements. The terms and conditions of such documents and agreements (in each case, subject to the terms of the Plan, as applicable) have been and are continuing to be negotiated in good faith, at arm’s length, are fair and reasonable, and are approved. The Debtors, the Purchaser Entities, and the Post-Emergence Entities, as applicable, are authorized, without any further notice to or action, order, or approval of this Court, to (a) finalize and execute and deliver all agreements, documents, instruments, and certificates relating thereto and perform their obligations thereunder in accordance with the Plan, (b) incur the indebtedness and other obligations and provide the guarantees, in each case, contemplated by the Exit Financing Documents and the Rights Offering Documents, including the Backstop Commitment Agreements, and (c) grant the liens securing the obligations incurred under the Exit Financing Documents.

BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS HEREBY ORDERED THAT:

Final Approval of the Disclosure Statement

1. Disclosure Statement Approved on a Final Basis. The Disclosure Statement is approved in all respects on a final basis.

Confirmation of the Plan

2. Confirmation. The Plan filed on the docket of the Chapter 11 Cases at Docket No. 3849, together with the other Plan Documents (as may be amended in accordance with the terms thereof or the terms of the Plan), hereby is confirmed under section 1129 of the Bankruptcy Code. The terms of the Plan and the Plan Documents are incorporated by reference into, and are an integral part of, this Confirmation Order, and the Debtors and the Released Parties, as applicable, are authorized to implement their provisions and consummate the Plan and the Plan Documents, including taking all actions necessary, advisable, or appropriate to finalize the Plan Documents and to effectuate the Plan, the Plan Settlements, and the Restructuring Transactions, including the Plan Transaction, the Rights Offerings, including the Backstop Commitment Agreements, and the Exit Financing, without any further authorization except as may be expressly required by the Plan or this Confirmation Order. Notwithstanding Confirmation of the Plan, the rights of the Debtors, along with the rights of the parties listed in Section 12.1 of the Plan, as applicable, to alter, amend, update or modify any of the Plan Documents before the Effective Date subject to and in accordance with Section 12.1 of the Plan, are reserved. As set forth in the Plan, once finalized and executed, the Plan Documents and all other documents contemplated by the Plan shall constitute legal, valid, binding and authorized rights and obligations of the respective parties thereto, enforceable in accordance with their terms.

3. Objections Overruled. All parties have had a fair opportunity to litigate all claims that are raised by, or could have been raised by, the objections, and the objections have been fully and fairly litigated. Based upon the record of the Confirmation Hearing and the Chapter 11 Cases, any objections, responses, statements, reservation of rights, and comments in opposition to Confirmation or final approval of the Disclosure Statement that have not been consensually resolved, withdrawn with prejudice in their entirety, waived, or settled, are overruled on the merits with prejudice pursuant to this Confirmation Order.4 The record of the Confirmation Hearing is hereby closed.

4. Omission of Reference to Particular Plan Provisions. The failure to specifically refer to any provision of the Plan or any Plan Document in this Confirmation Order will not diminish the effectiveness of such Plan provision or Plan Document nor constitute a waiver thereof, it being the intent of this Bankruptcy Court that the Plan is confirmed in its entirety and the Plan Documents are approved in their entirety and incorporated herein by this reference.

5. Deemed Acceptance of Plan as Amended or Modified. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims who voted to accept the Plan (as solicited) or who are conclusively presumed to have accepted the Plan (as solicited) are hereby deemed to accept, as amended or modified, the Plan. No holder of a Claim shall be permitted to change its vote as a consequence of amendments or modifications to the Plan or Plan Supplement; provided that any such amendment or modification is consistent with the Plan and adheres to the consent rights of the applicable parties under the Plan. All amendments or modifications to the Plan or Plan Supplement made after the Voting Deadline are hereby approved pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.

[4]

For the avoidance of doubt, the Joint Reservation of Rights of Certain Canadian Distributors, Manufacturers and Pharmacies to the Debtors’ Third Amended Join Chapter 11 Plan of Reorganization of Endo International plc and Its Affiliated Debtors [Docket No. 3723] has been consensually resolved.

6. Plan Implementation. All actions contemplated by the Plan and the PSA are hereby authorized and approved in all respects. The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of any Debtor, Post-Emergence Entity, Trust, Trustee, or Plan Administrator or any director, officer, or manager of any of the foregoing, to take any and all actions necessary or appropriate to implement, effectuate, and consummate any and all documents or transactions contemplated by the Plan, the PSA, this Confirmation Order, or the other Plan Documents. Pursuant to this Confirmation Order and other applicable law, on or prior to the Effective Date, the Debtors, the Post-Emergence Entities, the Plan Administrator, the Trusts, and the Trustees, as applicable, are authorized and empowered to take any and all such actions as may be determined are necessary or appropriate to implement, effectuate, and consummate the Restructuring Transactions, including the Plan Transaction, and any and all documents and transactions described in, approved by, contemplated by, or necessary or appropriate to effectuate the Restructuring Transactions, the Plan, the PSA, this Confirmation Order, or the other Plan Documents.

7. Exit Financing. On or prior to the Effective Date, and upon the completion of the Exit Financing Approval Process, the Debtors and applicable Post-Emergence Entities are authorized and empowered to enter into the Exit Financing Documents and to consummate such Exit Financing. Until the Exit Financing Documents are finalized and executed, without further order or authorization of this Bankruptcy Court, the Debtors and the Purchaser Entities and their successors, subject to any applicable consent and approval rights under the Plan or the RSA, are authorized and empowered to further negotiate and make any and all modifications not inconsistent with the Plan (as modified from time to time, including by this Confirmation Order) to the Exit Financing Documents.

8. This Confirmation Order shall constitute authorization, upon the completion of the Exit Financing Approval Process, for the Debtors and applicable Post-Emergence Entities to finalize, execute, deliver, and perform under the Exit Financing Documents and those documents necessary or appropriate to consummate the transactions contemplated by the Exit Financing Documents and obtain the financing contemplated thereby, including all transactions contemplated thereby, including any and all actions to be taken, undertakings to be made, and obligations to be incurred, fees and expenses paid, and indemnities to be provided, without further notice to or order of the Bankruptcy Court, act, or action under applicable law, regulation, order, or rule (including, without limitation, the Bankruptcy Code and section 303 of the Delaware General Corporations Law, to the extent applicable, and any analogous provision of the applicable business organizations law or code of each other state, province, or foreign jurisdiction in which the Debtors or Purchaser Entities are incorporated or organized) or vote, consent, authorization, or approval of any Person (including, without limitation, creditors, stockholders, directors, members, or partners of the Debtors or the Post-Emergence Entities), subject to such modifications as the applicable Post-Emergence Entities may deem to be necessary or appropriate to consummate the transactions contemplated by the Exit Financing Documents. Subject to the occurrence of the Effective Date, the Exit Financing Documents shall constitute the legal, valid, and binding obligations of the applicable Post-Emergence Entities and shall be enforceable in accordance with their respective terms.

9. Each of the Debtors and Post-Emergence Entities, without any further action by the Bankruptcy Court or any respective Debtors’ or Post-Emergence Entities’ officers, directors, or stockholders, is hereby authorized, as necessary or appropriate to perform under, or otherwise effectuate, the Exit Financing, to enter into and perform under any documents required or appropriate in connection with (i) the obtaining of commitments in respect thereof or the appointment or retention of any agent, arranger, bookrunner, lender, underwriter, initial purchaser or other similar party in connection therewith (including, without limitation, applicable commitment, engagement, or fee letters or any related documentation (collectively, the “Exit Financing Letters”) and which fees may be included in the Exit Financing Term Sheet in a redacted or sealed filing), or (ii) the obtaining of any rating in connection therewith (including, without limitation, applicable fee and/or engagement letters relating to any such rating), and, (iii) upon the completion of the Exit Financing Approval Process, to enter into, and take such other actions as necessary or appropriate to perform under, or otherwise effectuate, the Exit Financing Documents and the Exit Financing, as well as any notes, documents, or agreements in connection therewith, including, without limitation, any documents required or appropriate in connection with (x) the giving of any guarantees in connection therewith or (y) the creation or perfection of Liens or other security interests in connection therewith. Upon entry by the Debtors into any Exit Financing Letters, the Debtors’ obligations thereunder shall be immediately binding, the Debtors shall be authorized to make any payments contemplated thereby, and all amounts due and owing thereunder shall constitute allowed Administrative Expense Claims under sections 503(b) and 507(a)(2) of the Bankruptcy Code, and notwithstanding any Administrative Expense Claims Bar Date.

10. Subject to the completion of the Exit Financing Approval Process, the Liens contemplated by and related to the Exit Financing are approved and are valid, binding, and enforceable Liens on the collateral specified, and with the priorities set forth, in the relevant agreements executed by the applicable Post-Emergence Entities in connection with the incurrence of the Exit Financing obligations. The guarantees, mortgages, pledges, Liens, and other security interests granted pursuant to or in connection with the incurrence of the Exit Financing are granted in good faith as an inducement to the lenders and other secured parties thereunder to extend credit thereunder and shall be, and hereby are, deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, recharacterization, or subordination, and the priorities of such guarantees, mortgages, pledges, liens, and other security interests shall be as set forth in the applicable intercreditor agreement(s) and other Exit Financing Documents executed in connection with the incurrence of the Exit Financing. Perfection of such Liens and security interests under the Exit Financing Documents shall occur automatically on the Effective Date by virtue of the entry of this Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required, and the Post-Emergence Entities granting such Liens and security interests will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties to the extent required by the Exit Financing Documents.

11. Subject to the completion of the Exit Financing Approval Process, the applicable Post-Emergence Entities and the secured parties (and their designees and agents) under the Exit Financing Documents are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary or appropriate to evidence, establish, and perfect such Liens in connection with the Exit Financing and as otherwise set forth in the Exit Financing Documents under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Confirmation Order, and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties to the extent required by the Exit Financing Documents.

12. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the Bankruptcy Court’s retention of jurisdiction shall not govern any disputes arising or asserted under the Exit Financing Documents or related collateral or other documents executed in connection with the incurrence of the Exit Financing or any liens, rights or remedies related thereto.

13. Plan Settlements. The terms of the Plan Settlements set forth in Section 5.20 and Article VI of the Plan are hereby approved pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 as fair and reasonable and in the best interests of the Debtors, their Estates, their creditors, and all other parties in interest. The provisions of the Plan Settlements are integrated into and are non-severable from each other and the remaining terms of the Plan. The Debtors, the Post-Emergence Entities, the Plan Administrator, and the applicable parties to the Plan Settlements are duly authorized to execute, deliver, implement and fully perform any and all obligations, instruments, documents, and papers, including each of the Plan Documents, and to take any and all actions reasonably necessary or appropriate to consummate the Plan Settlements and each of the compromises embodied therein. For the avoidance of doubt, the obligation of the Purchaser Parent to remit the aggregate payment of the Future PI Trust Consideration in accordance with (and at the time, in the manner, and in the applicable amount set forth in) the Future PI Trust Documents shall survive after the Effective Date of the Plan, notwithstanding anything to the contrary in this Confirmation Order.

14. UCC Resolution, OCC Resolution and Trusts.

(a) The entry of this Confirmation Order constitutes the Bankruptcy Court’s approval of the applicable terms of the UCC Resolution and the OCC Resolution, all transactions contemplated therein and thereby, and all the terms and conditions thereof, as incorporated in the Plan and the Plan Supplement documents. The Debtors, the Ad Hoc First Lien Group, the Post-Emergence Entities, the Creditors’ Committee, and the Opioid Claimants’ Committee are bound by the Plan, the Resolution Stipulation, the UCC Resolution, and the OCC Resolution.

(b) The entry of this Confirmation Order constitutes the Bankruptcy Court’s approval of the UCC Allocation as (i) premised on the consideration provided under the UCC Resolution, (ii) negotiated in good faith and at arm’s length, (iii) fair and reasonable, and (iv) made with adequate and appropriate notice. The entry of this Confirmation Order constitutes the Bankruptcy Court’s approval of the Distribution of PPOC Trust Claim Shares (as described in the Plan and the PPOC Trust Documents) and the resulting payment to the PPOC Sub-Trusts pursuant thereto as (w) premised on the consideration provided under the OCC Resolution, (x) negotiated in good faith and at arm’s length, (y) fair and reasonable, and (z) made with adequate and appropriate notice.

(c) The GUC Trust and the Distribution Sub-Trusts shall be established as trusts under applicable state law for the purposes described in the Plan, the UCC Resolution, the GUC Trust Documents, and, upon their effectiveness pursuant to the Distribution Sub-Trust Documents Approval Process set forth in Section 5.20(b)(vi) of the Plan, the Distribution Sub-Trust Documents, and shall receive and distribute the GUC Trust Consideration in accordance with the Plan, the GUC Trust Documents, and, upon their effectiveness pursuant to the Distribution Sub-Trust Documents Approval Process set forth in Section 5.20(b)(vi) of the Plan, the Distribution Sub-Trust Documents. The PPOC Trust and the PPOC Sub-Trusts shall be established as trusts under applicable state law for the purposes described in the Plan, the OCC Resolution, the PPOC Trust Documents and the PPOC Sub-Trust Documents, and shall receive and distribute the PPOC Trust Consideration in accordance with the Plan, the PPOC Trust Documents, and the PPOC Sub-Trust Documents.

(d) The GUC Trust Documents, the Distribution Sub-Trust Documents (upon their effectiveness pursuant to the Distribution Sub-Trust Documents Approval Process set forth in Section 5.20(b)(vi) of the Plan), and the mechanisms, criteria and procedures therein for operating the GUC Trust and each of the Distribution Sub-Trusts and resolving Distribution Sub-Trust Claims, are approved. The GUC Trustee, the Mesh Claims Trustee, the Generics Price Fixing Claims Trustee, the Ranitidine Claims Trustee and the Reverse Payment Claims Trustee are authorized and shall be entitled to take the actions set forth in, and in each case in accordance with, the Plan, the applicable terms of the UCC Resolution and the applicable GUC Trust Documents and, upon their effectiveness pursuant to the Distribution Sub-Trust Documents Approval Process set forth in Section 5.20(b)(vi) of the Plan, Distribution Sub-Trust Documents. Notwithstanding any state law to the contrary, the GUC Trustee, any Trustee of a Distribution Sub-Trust, and any statutory trustee of the GUC Trust or a Distribution Sub-Trust shall not be required to give any bond or similar security relating to the operation of the GUC Trust and the Distribution Sub-Trusts, or the administration of the assets thereof. The PPOC Trust Documents, the PPOC Sub-Trust Documents, and the mechanisms, criteria and procedures therein for operating the PPOC Trust and each of the PPOC Sub-Trusts and resolving Present Private Opioid Claims, are approved. The PPOC Trustee(s), the PI Trustee, the NAS PI Trustee, the Hospital Trustee, the IERP Trustee, and the TPP Trustee are authorized and shall be entitled to take the actions set forth in, and in each case in accordance with, the Plan, the applicable terms of the OCC Resolution and the applicable

PPOC Trust Documents and PPOC Sub-Trust Documents. Notwithstanding any state law to the contrary, the Trustees of the PPOC Trust and the PPOC Sub-Trusts and any statutory trustee thereof shall not be required to give any bond or similar security relating to the operation of the PPOC Trust and the PPOC Sub-Trusts, or the administration of the assets thereof.

15. GUC Trust Litigation Consideration. The Debtors and their Estates consent to the GUC Trust and the GUC Trustee on behalf of the GUC Trust, being granted, as of the Effective Date, and the GUC Trust and the GUC Trustee on behalf of the GUC Trust, are granted, as of the Effective Date, standing to commence, prosecute, and settle (subject to the GUC Trust Documents) the GUC Trust Litigation Claims for the benefit of the GUC Trust, and shall maintain such standing regardless of the ultimate disposition of the Chapter 11 Cases, including in the event that they are dismissed. In pursuing or enforcing any claim, right, interest or cause of action, the GUC Trust shall be entitled to the tolling provisions provided under section 108 of the Bankruptcy Code, and shall succeed to the Estates’ rights with respect to the time periods in which the GUC Trust Litigation Claims may be brought under section 546 of the Bankruptcy Code. The Cooperation Agreement between the Purchaser Entities and the GUC Trust is approved.

16. Qualified Settlement Trusts. Each of the Trusts, other than the Future PI Trust, are intended to be a “qualified settlement trust” within the meaning of Section 1.468B et seq. of the Treasury Regulations promulgated under Section 468B of the Internal Revenue Code, as amended.

17. Public Opioid Trust.

(a) The Public Opioid Trust Agreement, a copy of which is included in the Plan Supplement, is hereby approved. On the Effective Date, the Public Opioid Trust Agreement shall be executed by the Public Opioid Trustee and the Delaware Trustee (as defined in the Public Opioid Trust Agreement), and the Public Opioid Trust shall be established as a trust under applicable state law in accordance with the Plan and the Public Opioid Trust Agreement.

(b) On or as reasonably practicable after the Effective Date, the Public Opioid Trust shall receive and be funded by the Public Opioid Consideration, and all State Opioid Claims shall be channeled to the Public Opioid Trust. The Public Opioid Trust shall (i) assume all liability for Allowed State Opioid Claims held by States and certain Territories that are not Prior Settling States; (ii) receive and administer the Public Opioid Consideration under the terms of the Plan; (iii) make or cause to be made distributions to holders of Allowed State Opioid Claims; and (iv) carry out such other matters as are set forth in the Public Opioid Trust Agreement. Distributions shall be made to beneficiaries of the Public Opioid Trust in accordance with Article 4 of the Public Opioid Trust Agreement and the Distribution Schedule attached to the Public Opioid Trust Agreement. Participating Public Opioid Claimants shall have the option to direct the Trust to make distributions in accordance with the disbursement directives applicable under the Public Opioid Trust Agreement. All Public Opioid Trust Operating Expenses shall be payable solely out of the Public Opioid Trust Operating Reserve.

(c) No Person, third party, party-in-interest, or creditor shall attach, demand, or attempt to divert or disgorge any funds from the Public Opioid Consideration and, except for beneficiaries of the Public Opioid Trust to the extent set forth in the Public Opioid Trust Agreement, may not make any claims or demands against the Public Opioid Trust.

(d) The appointment of the Public Opioid Trustee and the Delaware Trustee for the Public Opioid Trust in accordance with Sections 5.20(e)(i) and 6.16 of the Plan and the Public Opioid Trust Agreement is hereby approved.

18. Alternative Implementation of Trust Mechanics. The Plan Administrator may, in its reasonable discretion, determine to implement the terms of the Other Opioid Claims Trust Documents and EFBD Claims Trust Documents, as applicable, through the establishment of an escrow account or other mechanism instead of through the establishment of the Other Opioid Claims Trust or EFBD Claims Trust; provided, that, any implementation of such terms through means other than the establishment of the applicable trust shall not adversely affect the treatment of holders of Other Opioid Claims or EFBD Claims, as applicable, as set forth in the Plan.

19. VOI Agreements. The terms of the VOI Agreements in Sections 5.21 and 10.11 of the Plan and as set forth in Plan Supplement are hereby approved pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 as fair and reasonable and in the best interests of the Debtors, their Estates, the Supporting Government Entities, all other parties in interest, and the public. Except as otherwise provided in Article VII of the Voluntary Opioid Operating Injunction, the terms of the VOI Agreements shall be binding on the VOI-Specific Debtors and/or VOI-Specific Post-Emergence Entities until the date that is eight years from the Petition Date and, to the extent set forth in the Plan and the VOI Agreements, on any successor of such entities’ interests and assets. Following execution, the VOI Side Letter may be modified, amended, or supplemented by the parties thereto, in a writing signed by each party, and in accordance with the terms of the Plan and VOI Agreements, without further order of the Bankruptcy Court. To the extent there is any inconsistency between the terms of the Voluntary Opioid Operating Injunction relating to the Public Disclosure Document Repository and the VOI Side Letter, the terms of the VOI Side Letter shall govern. Pursuant to the terms of the Plan and the VOI Agreements:

(a)

The VOI-Specific Debtors, the VOI-Specific Post-Emergence Entities and all other parties to the VOI Agreements are duly authorized to execute, deliver, implement, and perform any and all obligations, instruments, and papers, and to take any and all actions reasonably necessary or appropriate to effectuate the terms of the VOI Agreements and each of the compromises embodied therein, including, but not limited to, the establishment and maintenance of the Public Disclosure Document Repository;

(b)

The Commonwealth of Massachusetts, on behalf of itself and all of the other Supporting Government Entities, is hereby authorized, but not directed, to engage the University of California, San Francisco and Johns Hopkins University to host the Public Disclosure Document Repository of the Public Disclosure Documents; and

(c)

On, or as soon as reasonably practicable after the Effective Date, the applicable Purchaser Entities shall pay to the University of California, San Francisco and Johns Hopkins University, collectively, in their joint capacity as host of the Public Disclosure Document Repository, the aggregate total of $2.75 million to help defray the costs and expenses of the establishment and maintenance of the Public Disclosure Document Repository.

(d)

The VOI-Specific Debtors and/or VOI-Specific Post-Emergence Entities are further authorized to pay the reasonable costs and expenses associated with the review of their documents to be disclosed through the Public Document Repository, in accordance with the terms and conditions of the Voluntary Opioid Operating Injunction, the VOI Side Letter, the Plan, and this Confirmation Order.

20. Binding Effect. On the date of and after entry of this Confirmation Order and subject to the occurrence of the Effective Date, the Plan Documents and this Confirmation Order shall be immediately effective and enforceable and deemed binding upon (a) the Debtors and their affiliates, (b) the Plan Administrator, (c) the Post-Emergence Entities, (d) any and all known and unknown holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), (e) any and all future claimants, including, without limitation, any holders of Future PI Claims; (f) all Persons that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, (g) each Person acquiring property under the Plan, (h) any and all non-Debtor parties to Executory Contracts and Unexpired Leases, or any contracts or leases entered into after the Petition Date with any of the Debtors, (i) any affected third-parties, and (j) all successors and assigns of any of the foregoing. The Plan Documents constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms. Pursuant to section 1142(a) of the Bankruptcy Code, the Plan Documents shall be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

21. Order Binding on Holders of Future PI Claims. The interests of holders of Future PI Claims have been adequately represented and protected by the FCR throughout the Chapter 11 Cases, including in connection with the Mediation and negotiation of the Plan, as more fully described in the FCR Declaration. The Future PI Trust will operate through mechanisms that provide reasonable assurance that the Future PI Trust will value, and be in a financial position to pay, present Future PI Claims in substantially the same manner as corresponding Claims addressed by the applicable Trusts. The Future PI Trust Documents, and the mechanisms, criteria and procedures therein for operating the Future PI Trust and addressing Future PI Claims, are fair and equitable with respect to holders of Future PI Claims in light of the benefits to be provided to the Future PI Trust on behalf of the Debtors and the other Non-GUC Released Parties. Accordingly, the FCR fulfilled his responsibilities and fiduciary duties to his constituencies pursuant to the FCR Order.

22. Intercreditor Agreement. In accordance with Section 5.1(b) of the Plan, holders of over 50% in amount of Prepetition First Lien Indebtedness agree (and the First Lien Collateral Trustee shall be deemed to have been directed by such holders), effective as of the Effective Date, not to enforce, and to waive, any turnover, or payment over or transfer rights under the Intercreditor Agreement against any Prepetition Second Lien Secured Notes Party in respect of any GUC Trust Consideration provided to the GUC Trust (and to which any beneficiary of the GUC Trust or any Distribution Sub-Trust may be entitled on or after the Effective Date), in each case, as contemplated by the UCC Resolution Term Sheet.

23. Plan Administrator. Upon the Effective Date, the Remaining Debtors are authorized to enter into the Plan Administrator Agreement in accordance with the terms of the Plan, and the Plan Administrator Agreement is approved in all respects in accordance with the terms of this Confirmation Order. The Plan Administrator shall be conferred with all of the benefits conferred under the Plan Documents to the fullest extent permitted by applicable law, including, without limitation, the Plan Administrator exculpations conferred under section 5.7 of the Plan and sections 2.5 and 2.6 of the Plan Administrator Agreement, all of which are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further notice to or order or action on the part of this Bankruptcy Court or any other party.

24. Following execution, the Plan Administrator Agreement may be modified, amended, or supplemented by the parties thereto, in a writing signed by each party, and in accordance with the terms of the Plan and Plan Administrator Agreement, without further order of the Bankruptcy Court; provided, that any such modification, amendment, or supplement does not materially modify the economic substance of any of the other Plan Documents.

25. Notwithstanding anything in Section 5.7 of the Plan to the contrary, any amounts (net of taxes and other expenses) recovered by the Plan Administrator from Entities other than the Purchaser Entities (other than amounts received or recovered on account of ordinary course tax refunds and amounts allocated under Section 5.7 of the Plan to the Remaining Debtors and/or the Plan Administrator to implement the terms of the Plan and the Plan Administrator Agreement) shall be distributed by the Plan Administrator to Purchaser Parent on the first day of each calendar month following the receipt by the Plan Administrator of any such amounts, and Purchaser Parent shall, within 10 business days of receipt of such amounts, distribute such amounts ratably to the then-current holders of Purchaser Equity; provided that Purchaser Parent shall not be required to make such a distribution if the largest distribution to a shareholder would be less than $1,000, in which case Purchaser Parent shall hold such amounts until it can either make a distribution to the then-current holders of Purchaser Equity in which the largest distribution to a shareholder is greater than $1,000 or until the completion of all of the Plan Administrator’s obligations under the Plan and Plan Administrator Agreement, at which time Purchaser Parent shall distribute such amounts to the then-current holders of Purchaser Equity if the largest distribution to a shareholder would be greater than $1,000 or, if such condition is not satisfied, use such amounts for general corporate purposes; provided, further, that if the Purchaser Parent Board reasonably concludes, in consultation with its advisors, which advisors may include accounting and valuation experts, that making such distribution would constitute a breach of the Purchaser Parent Board’s fiduciary duties, conflict with the Purchaser Entities’ organizational documents, or constitute a violation of applicable law or a breach of a material contract to which any Purchaser Entity is a party, the Purchaser Parent Board shall not be required to make a distribution; provided, further, that if any distribution is not made due to the foregoing, Purchaser Parent shall use commercially reasonably efforts to address the potential breach, conflict or violation, or otherwise structure the distribution or take other commercially reasonably actions, so as to enable the Purchase Parent Board to reasonably make such distribution as soon as practicable. For the avoidance of doubt, neither the Plan Administrator nor the Purchaser Entities shall be liable to any Person (including, without limitation, any current or former holder of Purchaser Equity) on account of any of the distributions described in the preceding sentence.

26. Exemption from Registration. All Purchaser Equity issued under the Plan (including (i) the First Lien Subscription Rights, (ii) all shares issued pursuant to the First Lien Rights Offering, and (iii) all shares issued in satisfaction of the Backstop Premium owed pursuant to the Backstop Commitment Agreements) will be issued by Purchaser Parent (as “successor” to Endo International plc within the meaning of section 1145 of the Bankruptcy Code and not for any other purposes) without registration (A) under the Securities Act or any other federal, state, or local securities laws in reliance upon (i) section 1145 of the Bankruptcy Code (except with respect to (1) any shares (including shares issuable pursuant to the First Lien Rights Offering) that are to be issued to any Entity that is an Underwriter; (2) any rights or equity issued pursuant to the GUC Rights Offering (including shares issuable pursuant to the GUC Rights Offering); and (3) any equity issued pursuant to the Backstop Commitment Agreements (other than any shares issued in satisfaction of the claims represented by Backstop Premium owed pursuant to the Backstop Commitment Agreements)); (ii) pursuant to section 4(a)(2) under the Securities Act and/or Regulation D or Regulation S thereunder and similar exemptions under applicable State or local securities laws with respect to (1) any rights and shares (including shares issuable pursuant to the Rights Offerings) that are to be issued to any Entity that is an Underwriter; (2) any equity issued pursuant to the GUC Rights Offering (including shares issuable pursuant to the GUC Rights Offering); and (3) any equity issued pursuant to the Backstop Commitment Agreements (other than any shares issued in satisfaction of any Backstop Premium payable pursuant to the Backstop Commitment Agreements); (B) if applicable, in the European Economic Area, pursuant to an exemption under Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 (as amended or supplemented), and, in the United Kingdom, pursuant to an exemption under the retained European Union law version of Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017, as it forms part of the United Kingdom’s domestic law pursuant to the European Union (Withdrawal) Act 2018, and/or generally, in compliance with any other applicable securities law in the United Kingdom (including the FSMA, as amended) and in the European Economic Area, as the case may be; and/or (C) if applicable, in compliance with any applicable securities laws in Canada or any province or territory thereof.

27. Cooperation by DTC. DTC, and any participants and intermediaries, shall fully cooperate and facilitate Distributions, as applicable, pursuant to the Plan. DTC shall accept and conclusively rely upon the Plan and this Confirmation Order in lieu of a legal opinion regarding whether the Purchaser Equity, First Lien Subscription Rights, GUC Subscription Rights, or, if issued, any New Takeback Debt or Syndicated Exit Financing are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Subject to any requirement in the Exit Financing Documents or Rights Offering Documents, but notwithstanding anything to the contrary in the Plan or this Confirmation Order, no Entity (including, for the avoidance of doubt, DTC) shall require a legal opinion requiring the validity of any transaction contemplated by the Plan or this Confirmation Order, including, for the avoidance of doubt, whether the Purchaser Equity, First Lien Subscription Rights, GUC Subscription Rights, or, if issued, any New Takeback Debt or Syndicated Exit Financing are exempt from registration and/or eligible for DTC book entry delivery, settlement, and depositary services.

28. Cooperation by Cede & Co. The cancellation of all Existing Equity Interests in accordance with the Plan is authorized and enforceable under the Bankruptcy Code. To implement the Plan in jurisdictions outside of the United States, the Debtors, Post-Emergence Entities, and any other Person (including the Plan Administrator) obligated to take any actions in furtherance of the implementation of the Plan are authorized to initiate one or more parallel insolvency or other proceedings in jurisdictions outside the United States of America. Endo International plc (“Endo Parent”), a public limited company incorporated under the laws of Ireland, intends to convene the PLC EGM to consider the PLC Liquidation Resolution, which will authorize the commencement of an Irish liquidation process in respect of Endo Parent which in turn will ultimately result in the dissolution of Endo Parent (and therefore will give effect to the Plan’s cancellation of the Existing Equity Interests of Endo Parent as a matter of Irish law). The register of members of Endo Parent reflects that Cede & Co., as nominee of DTC currently remains the registered holder of 234,805,320 ordinary shares, par value $0.0001 per share in the capital of Endo Parent. Cede & Co., as registered holder of these shares, is authorized and directed to execute the Master Proxy voting all of the Existing Equity Interests of Endo Parent held by it in favor of a resolution that Endo Parent be liquidated. Cede & Co. shall, within ten (10) business days of receipt of notice of the

PLC EGM, complete and execute the Master Proxy in order to direct the proxy holder to vote all of Cede & Co.’s Existing Equity Interests in Endo Parent in favor of Endo Parent’s liquidation and/or winding down, and return the Master Proxy to Endo Parent. Cede & Co. and DTC shall have no liability whatsoever arising from, relating to, or in connection with this Confirmation Order or the execution of the Master Proxy or any other action taken in connection with this Confirmation Order.

29. Releases, Discharge, Injunctions, Exculpations. The Releases, discharges, injunctions, exculpations, and related provisions set forth in Article X of the Plan are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further notice to any party or order or action from the Bankruptcy Court or any other party. The Release and discharge of all Intercompany Claims (other than those Intercompany Claims which are the subject of the PFPL ECB Novation Agreements and the PAT ECB Novation Agreements or are otherwise Unimpaired pursuant to the Plan) is hereby approved and authorized in all respects, is so ordered, and shall be immediately effective on the Effective Date without further notice to any party or order or action from the Bankruptcy Court or any other party.

30. Wind-Down. On the Effective Date or as soon as reasonably practicable thereafter, the Plan Administrator may take all actions consistent with this Confirmation Order, the Plan, and the other Plan Documents as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the wind-down, dissolution, or liquidation of the Remaining Debtors and any of their Non-Debtor Affiliates and, with the consent of the Purchaser Entities, which shall not be unreasonably withheld, and to take any such other actions as the Plan Administrator may determine to be necessary or desirable to carry out the purposes of the Plan and the Plan Administrator Agreement.

31. Inconsistencies. To the extent there are any inconsistencies among the Plan Documents, including the Plan and this Confirmation Order, and any related documents, the provisions set forth in Section 1.7 of the Plan shall apply.

32. No Stay. Notwithstanding any Bankruptcy Rule or Local Bankruptcy Rule, this Confirmation Order is effective immediately and not subject to any stay.

33. Final Order. This Confirmation Order constitutes a final order within the meaning of 28 U.S.C. § 158(a).

Approval of the PSA and Plan Transaction5

34. Approval of Plan Transaction. Pursuant to sections 105, 365, 1123, 1129 and 1141 of the Bankruptcy Code, the Plan Transaction, the PSA, the ancillary documents related thereto, all of the terms and conditions thereof, and all of the transactions contemplated thereby are hereby authorized and approved. The Plan Transaction shall be implemented in accordance with the Plan and the PSA. The failure to specifically reference any particular provision of the PSA or any ancillary document in this Confirmation Order shall not diminish or impair the efficacy of such provision, it being the intent of this Bankruptcy Court that the PSA and each and every provision, term, and condition thereof be authorized and approved in its entirety.

35. Free and Clear; Assumption of Liabilities; No Successor Liability. On the Effective Date, pursuant to sections 105, 365, 1123, 1129 and 1141 of the Bankruptcy Code, in accordance with the PSA, subject to the satisfaction or waiver of all applicable closing conditions under the PSA, (a) all PSA Assets, including, but not limited to, the Non-GUC Trust Insurance Policies, shall be transferred to, and the PSA Assets owned by the Debtors shall vest in, the Buyers free and clear of “claims,” as such term is defined in section 101(5) of the Bankruptcy Code, and any Liens, defenses (including rights of setoff and recoupment), and other “interests,” as such term is used in section 363(f) of the Bankruptcy Code, in each case, in, on, or related to the PSA Assets, including, without limitation, all Liens, Claims, charges, Interests, rights, liabilities, mortgages, deeds of trust, trusts, pledges, security interests of whatever kind or nature, rights of first refusal, rights of offset or recoupment, royalties, conditional sales or title retention agreements, hypothecations, mechanics’ and materialmans’ liens, assignments, preferences, debts, easements, deposit arrangements, suits, licenses or sub-licenses, options, rights of recovery, judgments, orders and decrees of any court or foreign or domestic Governmental Authority, taxes (including foreign, federal, state, provincial, and local taxes), covenants, restrictions, indentures, instruments, leases, options, offsets, recoupments, Causes of Action, contract rights, Claims for reimbursement or subrogation, contribution, indemnity or exoneration, encumbrances, and other interests of any kind or nature whatsoever, in, on, or related to the PSA Assets, in each case to the fullest extent of the law, whether

[5]	Capitalized terms used in this section but not otherwise defined herein shall have the meanings ascribed to them in the PSA.

known or unknown, prepetition or postpetition, secured or unsecured, direct or indirect, choate or inchoate, filed or unfiled, scheduled or unscheduled, perfected or unperfected, liquidated or unliquidated, noticed or unnoticed, recorded or unrecorded, absolute, contingent, fixed or non-contingent, material or non-material, disputed or undisputed, statutory or non-statutory, matured or unmatured, arising or imposed by agreement, understanding, law, equity, statute, or otherwise, including any and all such liabilities, causes of action, contract rights and claims arising out of the Debtors’ continued operations prior to the Effective Date; (b) all Assumed Liabilities shall be assumed by the Buyers, and the sale of the PSA Assets to the Buyers pursuant to the PSA, the Plan, and this Confirmation Order shall be a legal, valid, enforceable, and effective issuance, sale, and/or transfer of such interests. Except as expressly provided for in the PSA, the Buyers shall not assume or have any liability or other obligation of the Debtors arising under or related to any of the PSA Assets and shall not be liable for any Encumbrances (as defined in the PSA) against any Debtor, any of the Debtors’ affiliates, predecessors, successors or assigns, or any of the PSA Assets. Except as expressly provided for in the PSA, the transfer of the PSA Assets to the Buyer and the assumption and assignment to the Buyer of the Assumed Liabilities do not and will not subject the Buyer to any liability whatsoever with respect to the operation of the Debtors’ businesses before the Effective Date or by reason of such transfer under the laws of the United States, any state, territory, possession, the District of Columbia, or any other applicable jurisdiction (including any foreign jurisdiction) with laws substantially similar to the foregoing, based on, in whole or in part, directly or indirectly, any theory of law or equity, including, without limitation, any theory of successor or transferee liability, antitrust, environmental, product line, de facto merger or substantial continuity or similar theories or applicable law or otherwise. Neither the Buyers nor any of the Post-Emergence Entities shall have any successor or vicarious liability of any kind or character whether known or unknown as of the Effective Date, or whether fixed or contingent, whether now existing or hereafter arising, with respect to the PSA Assets or any Liabilities (as defined in the PSA) of the Debtors arising prior to or after the Effective Date other than the Assumed Liabilities and Permitted Encumbrances.

36. Cure/Adequate Assurance. Pursuant to section 1123(b)(2) of the Bankruptcy Code and subject to the consummation of the Restructuring Transactions, including the Plan Transaction, the Debtors are authorized to assume or assume and assign the Executory Contracts and Unexpired Leases to the Purchaser Entities or their designees free and clear of all Liens and Claims, and the requirements of section 365(b)(1) of the Bankruptcy Code with respect thereto are deemed satisfied. Upon the Effective Date or the applicable date of assumption and assignment with respect to an Executory Contract or Unexpired Lease, the applicable Purchaser Entity shall be fully and irrevocably vested with all rights, title, and interest of the Debtors under such Executory Contract or Unexpired Lease and, pursuant to sections 1123(b)(2) and 365(k) of the Bankruptcy Code, the Debtors shall be relieved from any further liability with respect to breach of such Executory Contract or Unexpired Lease occurring after such assumption and assignment to the applicable Purchaser Entity or its designees. The assumption by the Debtors and assignment to a Purchaser Entity or its designees of any Executory Contract or Unexpired Lease shall not be a default under such Executory Contract or Unexpired Lease. Anti-assignment provisions in any Executory Contract or Unexpired Lease, including any provisions requiring rating agency confirmation, “no downgrade” letters, any other third party consent, or of the type described in sections 365(b)(2), (e)(1), and (f) of the Bankruptcy Code shall not restrict, limit, or prohibit the assumption, assumption and assignment, and sale of the Executory Contracts or Unexpired Leases and are unenforceable anti-assignment provisions in connection with the Plan Transaction within the meaning of section 365(f) of the Bankruptcy Code. To the extent a counterparty to an Executory Contract or Unexpired Lease failed to object to the applicable Cure Amount by the Cure Objection Deadline, such Cure Amount has been and shall be deemed to be finally determined as of the Debtors’ filing of the applicable Cure Notice and any such counterparty shall be barred, and forever prohibited from challenging, objecting to, or denying the validity and finality of the Cure Amount as of such dates.

37. Injunction. As of the Effective Date, and subject to the provisions of the PSA, the Plan, this Confirmation Order, and the other Plan Documents, all Persons and Entities are hereby forever prohibited and permanently enjoined from taking any action that would adversely affect or interfere with the consummation of the Plan and the Plan Transaction. Without limiting the generality of the foregoing (a) except as expressly provided for in the PSA, all Persons or Entities are hereby forever prohibited and permanently enjoined from asserting against the Buyers, their successor and assigns, or the PSA Assets, any liabilities, Liens, Claims, encumbrances, or other interests, or successor or transferee liabilities that exist as of or prior to the Effective Date, and (b) each non-Debtor party to an Executory Contract or Unexpired Lease being assumed or assumed and assigned to the Buyers pursuant to the PSA, the Plan, this Confirmation Order, or the other Plan Documents is hereby forever prohibited and permanently enjoined from imposing or charging against the Buyers any rent accelerations, assignment fees, increases, or any other fees in connection with the specific assumed or assumed and assigned Executory Contract or Unexpired Lease by reason of the Debtors’ assumption and assignment of such Executory Contract and Unexpired Lease, and the validity of such assumption and assignment, which shall in all events be effective as of the Effective Date, shall not be affected by the pendency or resolution of any dispute between the Debtors (or the Post-Emergence Entities, as applicable) and any counterparty to any such assigned Executory Contract or Unexpired Lease, subject in all respects to the terms set forth in Article VII of the Plan.

38. Except as provided in the Plan, upon the transfer or assignment of the Transferred Contracts to the Buyers, each counterparty to a Transferred Contract is hereby forever barred, estopped, and permanently enjoined from asserting against the PSA Assets, the Buyers, their affiliates, or their respective property (a) any setoff, defense, recoupment, Claim, counterclaim or default asserted or assertable against, or otherwise delay, defer or impair any rights of the Buyers with respect to the PSA Assets with respect to an act or omission of, the Debtors, or (b) any rent acceleration, assignment fee, default, breach or Claim, or pecuniary loss or condition to assignment or transfer, arising under or related to a Transferred Contract existing as of the Effective Date, or arising by reason of the Effective Date. Except as provided in the Plan, no Person or Entity shall assert, and the Buyers and the PSA Assets shall not be subject to, any defaults, breaches, counterclaims, offsets, defenses (whether contractual or otherwise, including, without limitation, any right of recoupment), Claims or liabilities, of any kind or nature whatsoever, to delay, defer, or impair any right of the Buyers or the Debtors, or any obligation of any other Person or Entity, under or with respect to, any PSA Assets (including, without limitation, a Transferred Contract), with respect to any act or omission that occurred prior to the Effective Date or with respect to any Excluded Contract or any obligation of Debtors that is not an Assumed Liability or Permitted Encumbrance.

39. No Avoidance of PSA. Neither the Debtors nor the Buyers have engaged in any conduct that would cause or permit the PSA to be avoided or costs and damages to be imposed under any applicable law. Accordingly, the PSA and the Plan Transaction shall not be avoidable under chapter 5 of the Bankruptcy Code or any analogous provision of state or foreign law, and no party shall be entitled to any damages or other recovery in respect of the PSA or the Plan Transaction.

40. Bulk Sales. No bulk sales law or any similar law of any state or other jurisdiction shall apply in any way to the Plan Transaction.

41. Direction to Government Agencies. This Confirmation Order is binding on all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, registrars of patents, trademarks, or other intellectual property, administrative agencies, Governmental Authorities, secretaries of state, federal and local officials, and all other Persons and Entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any lease (“Recordation Officers”). Each and every Recordation Officer is authorized, from and after the Effective Date, to strike all Claims, interests, Liens, or other encumbrances in or against the Debtors’ assets from their records, official and otherwise, without further order of the Bankruptcy Court or act of any party. Each and every Recordation Officer is authorized (a) to file, record, and/or register any and all documents and instruments presented to consummate or memorialize the PSA, the Plan and the transactions contemplated thereby and (b) to accept and rely on this Confirmation Order as the sole and sufficient evidence of the transfer of title of the PSA Assets.

42. No Discriminatory Treatment. To the extent provided by section 525 of the Bankruptcy Code, no Governmental Authority may deny, revoke, suspend, or refuse to renew any permit, license, or similar grant relating to the operation of the PSA Assets sold, transferred, or conveyed to the Buyers on account of the filing or pendency of these Chapter 11 Cases, any related recognition proceedings in any foreign jurisdiction (including, without limitation, the Canadian Recognition Case (as defined in the PSA)), or the consummation of the Plan Transaction.

Administrative Expense Claims Bar Date

43. Except as otherwise provided in the Cash Collateral Order or the Plan, requests for payment of Administrative Expense Claims (other than Fee Claims) must be filed with the Bankruptcy Court and served on the Debtors, the Plan Administrator, and/or the Post-Emergence Entities, as applicable, and the Debtors’ claims and noticing agent, Kroll Restructuring Administration, LLC, within thirty-five (35) days from service of notice of the Effective Date (the “Effective Date Notice”), a form of which is attached hereto as Exhibit A. Such proof of Administrative Expense Claim must include, at a minimum: (a) the name of the applicable Debtor that is purported to be liable for the Administrative Expense Claim and if the Administrative Expense Claim is asserted against more than one Debtor, the exact amount asserted to be owed by each such Debtor; (b) the name of the holder of the Administrative Expense Claim; (c) the asserted amount of the Administrative Expense Claim; (d) the basis of the Administrative Expense Claim; and (e) supporting documentation for the Administrative Expense Claim. FAILURE TO FILE AND SERVE SUCH PROOF OF ADMINISTRATIVE EXPENSE CLAIM TIMELY AND PROPERLY SHALL RESULT IN SUCH CLAIM BEING FOREVER BARRED AND DISCHARGED. IF, FOR ANY REASON, ANY SUCH ADMINISTRATIVE EXPENSE CLAIM IS INCAPABLE OF BEING FOREVER BARRED AND DISALLOWED, THEN THE HOLDER OF SUCH CLAIM SHALL IN NO EVENT HAVE RECOURSE TO THE PSA ASSETS OR ANY PROPERTY TO BE DISTRIBUTED PURSUANT TO THE PLAN.

Miscellaneous

44. Canadian Provinces. The provisions of the Canadian Provinces Term Sheet, as incorporated in the Plan, constitute a reasonable, good faith, and integrated compromise and resolution of all claims and controversies between the Debtors, the Purchaser Entities, and the Canadian Provinces. The treatment of Canadian Provinces Claims and the terms set forth in the Canadian Provinces Term Sheet may be implemented through means other than the establishment of a trust with the consent of the Canadian Provinces, including by placing the Canadian Provinces Consideration in escrow to be governed by an escrow agreement containing the applicable terms of the resolution reached with the Canadian Provinces as set forth in the Canadian Provinces Term Sheet and Section 6.18 of the Plan.

45. DMP. The DMP Stipulation is incorporated herein by reference as though fully set forth herein and, in accordance with Section 1.7 of the Plan, the terms of the DMP Stipulation control over any contrary provisions in the Plan or this Confirmation Order.

46. State of Texas.

(a)

The Purchaser Entities agree not to use any of the PSA Assets to manufacture, market, or sell transvaginal surgical mesh products previously manufactured, marketed or sold by the Debtors, including engaging in any conduct involving the manufacture, promotion, marketing, sale, or distribution of urogynecologic devices or implants with polypropylene mesh, either directly or indirectly through any third party.

(b)

Nothing in this Confirmation Order, the Plan, or the PSA shall release, nullify, preclude, or enjoin the post-Effective Date enforcement of any police power or regulatory liability to Governmental Authorities that any Post-Emergence Entity would be subject to for its post-Effective Date actions as the post-Effective Date owner, lessee, permittee, controller, or operator of the PSA Assets after the Effective Date; provided, that the foregoing shall in no way limit the scope or effect of the release, injunction, exculpation, and discharge provisions set forth in Article X of the Plan.

(c)

Notwithstanding the foregoing Paragraph (b), however, nothing in this Confirmation Order, the Plan, or the PSA shall be interpreted to deem the Post-Emergence Entities as the successor to the Debtors under any successor liability or other similar doctrine or theory for any purpose and the Post-Emergence Entities shall not have any liability to any party arising out of, or related to, any liability of the Debtors, other than the Assumed Liabilities and Permitted Liens.

(d)

Nothing in this Confirmation Order shall be construed to create for the Governmental Authorities any right that does not already exist under applicable law or expand any of the Governmental Authorities’ existing rights.

(e)

Nothing in the Confirmation Order shall limit the Governmental Authorities in the exercise of their police or regulatory powers in accordance with section 362(b)(4) of the Bankruptcy Code or 28 U.S.C. § 959.

(f)

Nothing in this Confirmation Order divests any tribunal of any jurisdiction it may have under any Governmental Authority’s police or regulatory law to interpret this Confirmation Order or to adjudicate any defense asserted under this Confirmation Order.

(g)	The State of Texas is deemed to have opted out of any releases set forth in the Plan.

47. Texas Comptroller. Notwithstanding anything else to the contrary in the Plan or this Confirmation Order, the Texas Comptroller of Public Accounts (the “Texas Comptroller”) reserves the following rights: (1) any statutory or common law setoff rights of the Texas Comptroller in accordance with 11 U.S.C. § 553; (2) any rights of the Texas Comptroller to pursue any non-Debtor third parties for tax debts or claims, provided that nothing herein shall diminish the effect of sections 1123(a)(5) and 1141(c) of the Bankruptcy Code or the free and clear nature of any sale to the Purchaser Entities contemplated under the Plan; (3) any rights to seek payment of interest on the Texas Comptroller’s allowed administrative expense tax claims, if any; and (4) to the extent that interest is payable with respect to any such allowed administrative expense, priority or secured tax claim of the Texas Comptroller any rights to seek payment of the applicable non bankruptcy statutory rate of interest. In connection with the foregoing, any defenses, claims, counterclaims, affirmative defenses, and other rights that exist under applicable law in favor of the Debtors, the Post-Emergence Entities or the GUC Trust, as applicable, are preserved.

48. Pennsylvania Department of Revenue. Notwithstanding any provision to the contrary in the Plan, the Plan Documents, or the Confirmation Order (“Documents”), as to any tax claim held by the Commonwealth of Pennsylvania, Department of Revenue (“Pennsylvania DOR”), nothing in the Documents shall:

(a)

discharge, release, enjoin, impair or otherwise preclude (1) any liability to Pennsylvania DOR that is not a “claim” within the meaning of Section 101(5) of the Bankruptcy Code or (2) any claim of Pennsylvania DOR arising after the Effective Date, provided that nothing herein shall diminish the effect of sections 1123(a)(5) and 1141(c) of the Bankruptcy Code or the free and clear nature of any sale to the Purchaser Entities contemplated under the Plan;

(b)

release, enjoin, impair, or discharge any non-Debtors from any claim, liability, suit, right or cause of action of Pennsylvania DOR, or enjoin or impair the prosecution, enforcement or collection of any such claim, liability, suit, right, or cause of action against any non-Debtor, or affect the ability of Pennsylvania DOR to pursue any non-Debtors, provided that nothing herein shall diminish the effect of sections 1123(a)(5) and 1141(c) of the Bankruptcy Code or the free and clear nature of any sale to the Purchaser Entities contemplated under the Plan;

(c)

subject to sections 362(b)(26) and 553 of the Bankruptcy Code, affect the rights of Pennsylvania DOR to assert setoff or recoupment under applicable law or the Debtors’ defenses thereto and such rights are expressly preserved and shall not be altered or impaired, provided that the Purchaser Entities may consent to any setoff without the need to seek further approval of the Bankruptcy Court;

(d)	alter the effect of Section 503(b)(1)(D) of the Bankruptcy Code;

(e)	confer exclusive jurisdiction to the Bankruptcy Court, except to the extent set forth in 28 U.S.C. § 1334(b), or divest any court of its jurisdiction to adjudicate the validity of such claim;

(f)	modify the scope of Section 502 or 505 of the Bankruptcy Code; or

(g)	allow the Debtors to estimate claims beyond what is provided and allowed for in Section 502(c) of the Bankruptcy Code.

49. Allowed Administrative Expense Claims, regardless of amount, of the Pennsylvania DOR shall be paid in full in cash on the later of (i) the Effective Date or as soon as practicable after the Effective Date, or (ii) the date on which such Allowed Administrative Expense Claim becomes payable under applicable law, and shall accrue interest (if any) (pursuant to section 511 of the Bankruptcy Code at the rate set forth under applicable law) and penalties (if any) in accordance with the Bankruptcy Code and non-bankruptcy law until paid in full. All parties’ respective rights are reserved on the allowability, applicability, or accrual of interest on any such Allowed Administrative Expense Claim.

50. Allowed Non-IRS Priority Tax Claims, if any, regardless of amount, of Pennsylvania DOR shall be paid in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code. To the extent such Allowed Non-IRS Priority Tax Claims of Pennsylvania DOR (including any penalties, interest or additions to tax entitled to priority under the Bankruptcy Code) are not paid in full in cash on the Effective Date, then such Allowed Non-IRS Priority Tax Claims shall, to the extent required by applicable non-bankruptcy law, accrue interest (8%) commencing on the Effective Date until paid in full.

51. Nothing in the Plan or Confirmation Order shall effect a release, injunction or otherwise preclude any claim against any Debtor or any of the Debtors’ estates by or on behalf of Pennsylvania DOR for any liability arising out of prepetition or postpetition tax periods for which a return has not been filed but which was required by law to be filed or as a result of a pending audit, provided that all defenses of the Debtors and the Post-Emergence Entities are fully preserved, including to the timeliness of any such claim or amendment. Further, nothing in the Plan or Confirmation Order shall enjoin Pennsylvania DOR from amending any claim against any Debtor or any of the Debtors’ estates with respect to any tax liability arising out of prepetition or postpetition tax periods for which a tax return has not been filed but which was required by law to be filed or as a result of a pending audit, provided that all defenses of the Debtors and the Post-Emergence Entities are fully preserved, including to the timeliness of any such claim or amendment. Any liability arising out of prepetition or postpetition tax periods for which a return has not been filed or as a result of a pending audit shall be paid in accordance with Section 1129(a)(9)(A) and (C) of the Bankruptcy Code to the extent that it constitutes an Allowed Non-IRS Priority Tax Claim.

52. Nothing contained in the Documents shall be deemed to bind Pennsylvania DOR to any characterization of any transaction for tax purposes or to determine the tax liability or withholding or collection obligations of any person or entity, including, but not limited to the Debtors or any of the Debtors’ estates, nor shall the Documents be deemed to have determined the Pennsylvania state tax treatment of any item, distribution, or entity, including the Pennsylvania state tax consequences of this Plan nor shall anything in the Documents be deemed to have conferred jurisdiction upon the Bankruptcy Court to make determinations as to Pennsylvania state tax liability and Pennsylvania state tax treatment except as provided under Section 505 of the Bankruptcy Code.

53. Nothing contained in the preceding paragraphs shall be construed as (1) a waiver of any rights of the Debtors, the Plan Administrator or any of the Post-Emergence Entities to object to any claims of Pennsylvania DOR or to seek to reclassify all or any portion of any such claim, or (2) a waiver of any right to seek expedited consideration under Section 505 of the Bankruptcy Code.

54. With respect to any stamp tax or similar tax obligations owed to Pennsylvania DOR, nothing in the Documents shall expand or diminish the effect of Section 1146(a) of the Bankruptcy Code.

55. Nothing in the Documents shall relieve the Debtors and their Non-Debtor Affiliates from any obligation to file postpetition Pennsylvania tax returns that are required under applicable law and pay all taxes, if any, on such returns when due.

56. Insurers. The objections that appear at Docket Nos. 3714, 3715, 3718, and 3722 are consensually resolved as set forth in these paragraphs 56-59. Except as provided (i) in section 5.20(b)(i)(2)(C) of the Plan regarding the transfer of insurance rights to the GUC Trust or (ii) by applicable law (which, for the avoidance of doubt, may include the Bankruptcy Code), nothing in the Plan or the Plan Supplement (including, without limitation, any provision that purports to be preemptory or supervening) shall in any way impair, alter, supplement, change, expand, decrease, or modify the rights or obligations of any insurers, any third-party administrators, or the Debtors (or, on and after the Effective Date, the Purchaser Entities and the GUC Trust) arising out of, under, or relating to any Debtor Insurance Policies. Nothing in the Plan, Plan Supplement, or Confirmation Order shall operate to require any insurer or third-party administrator to pay under any Debtor Insurance Policies the liability of any person or entity (including, but not limited to, the Purchaser Entities and/or the GUC Trust) that was not an insured thereunder before the Effective Date for any liability that arose before the Effective Date.

57. Except as provided in section 5.20(b)(i)(2)(C) of the Plan regarding the transfer of insurance rights to the GUC Trust, but including Section 6.1 of the Plan and any other provision regarding any “settlement,” “allowance,” and/or “adjudication” of Claims pursuant to the Plan, nothing in the Plan or Plan Documents shall be deemed to constitute a trial, adjudication, judgment, hearing on the merits, finding, conclusion, or determination of the consequences or effect of the Plan or the Plan Documents on any issues of insurance coverage.

58. On and after the Effective Date, the automatic stay of section 362(a) of the Bankruptcy Code and the injunctions set forth in section 10.8 of the Plan, if and to the extent applicable, shall be deemed lifted without further order of this Court, solely to permit: (I) claimants with valid workers’ compensation claims to proceed with their claims solely against the insurers which issued policies covering such claims, provided that such claims may nominally proceed against the Debtors solely to the extent of available insurance and without imposing any liability or obligation on the Debtors or the Post-Emergence Entities; (II) insurers and third-party administrators to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Court, (A) workers’ compensation claims, (B) claims where an order has been entered by this Court granting a claimant relief from the automatic stay or the injunctions set forth in section 10.8 of the Plan to proceed with its claim, and (C) all costs in relation to each of the foregoing; and (III) insurers and third-party administrators to draw on or against, use and/or apply all of the collateral and security provided by or on behalf of the Debtors (and the Post-Emergence Entities, as applicable) at any time and to hold the proceeds thereof as security for the obligations of the Debtors (and the Post-Emergence Entities, as applicable) in accordance with and pursuant to the applicable insurance policies and any agreements related thereto, provided that in no event shall the Debtors or the Post-Emergence Entities be required to replenish any such collateral or shall the collateral or security agreements impose any liability or obligation upon the Debtors or the Post-Emergence Entities to the insurers.

59. For the avoidance of doubt, all of the Debtors’ rights, title and interest in any collateral and/or security held by an insurer, including any collateral and/or security related to any GUC Trust Insurance Policy, shall be transferred to the Purchaser Parent (or other applicable Purchaser Entity) on the Effective Date subject to the terms and conditions of the controlling security and/or collateral agreement, which terms and conditions shall not be altered, provided that in no event shall the Debtors or the Post-Emergence Entities be required to replenish any such collateral or shall the collateral or security agreements impose any liability or obligation upon the Debtors or the Post-Emergence Entities to the insurers.

60. Padagis Israel Pharmaceuticals Ltd. Notwithstanding anything in this Confirmation Order, the Plan, or the PSA to the contrary and unless Padagis Israel Pharmaceuticals Ltd (“Padagis”) and the Debtors agree otherwise in writing, (a) the Transferred Assets to be transferred to the Purchaser Entities pursuant to the PSA include a transfer to Endo USA Inc. (one of the Purchaser Entities) of all of the Debtors’ interest in those certain patents to which Perrigo UK FINCO Limited Partnership and its affiliates were granted a license by Endo Pharmaceuticals Inc. on behalf of itself and its affiliates (the “Licensed Patents,” which Licensed Patents are subject to the Settlement Agreement referenced below); (b) the Settlement Agreement, effective August 16, 2019 (the “Settlement Agreement”) between Endo Pharmaceuticals Inc. and Padagis, as successor in interest to Perrigo UK FINCO Limited Partnership, shall be assumed and assigned to Endo USA Inc. (one of the Purchaser Entities) pursuant to the Plan; (c) the Debtors and/or Purchaser Parent shall cure all defaults and pay all amounts owing under the Settlement Agreement as of the Effective Date or promptly thereafter, which shall not include any amounts owed for prepetition amounts, as Padagis and the Debtors agree that the prepetition outstanding Cure Amount totals $0; and (d) the provisions regarding the treatment of indemnity claims, liabilities and other matters set forth at paragraphs 7 through 9 of the Cure Notice, the form of which notice was attached as Exhibit B to Victor Wong’s Affidavit of Service [Docket No. 1872], apply only to Opioid-Related Activities (as such term is defined in the Cure Notice) and such provisions (and any similar or related provisions in this Confirmation Order or in the Plan) shall not apply to Padagis or the Settlement Agreement with respect to non-Opioid-Related Activities.

61. Life Insurance Company of North America. Notwithstanding anything to the contrary in this Confirmation Order, the Plan, or any notice related thereto, the LINA Contracts (as defined in the Protective Objection of Life Insurance Company of North America to Notice of Proposed Assumption and Assignment of Certain Executory Contracts [Docket No. 1906] (the “LINA Objection”)) shall be assumed and assigned to the applicable Purchaser Entity as of the Effective Date, and, in lieu of cure, all obligations due and unpaid under the LINA Contracts accruing prior to the Effective Date, shall pass through and survive assumption and assignment, and nothing in this Confirmation Order or section 365 of the Bankruptcy Code shall affect such obligations. This fully resolves the LINA Objection.

62. Thermo Fisher. In resolution of the objections [Docket Nos. 3709; 2411; 1125; 3625] of Thermo Fisher Scientific, Inc., Fisher Scientific Company, L.L.C., Patheon Manufacturing Services, L.L.C., Patheon Pharmaceuticals, Inc., Patheon, Inc., PPD Global Central Labs, LLC, ATP, LLC dba PPD Medical Communications, Evidera, Inc., and Life Technologies Corporation, et al. (the “Thermo Fisher Entities”), the Debtors and the Thermo Fisher Entities agree to the following terms:

(a)

Each of the Debtors’ Executory Contracts with the Thermo Fisher Entities shall be assumed and assigned without amendment, and any provision of the Assumption and Assignment Procedures or Section 7.4 of the Plan that would otherwise provide for the amendment of the Thermo Fisher Entities’ contracts upon assumption and assignment shall not apply.

(b)

For the avoidance of doubt, the Debtors agree that as cure for any postpetition contractual amounts owed to the Thermo Fisher Entities under the Thermo Fisher Entitites’ assumed contracts, the Debtors or the Post-Emergence Entities, as applicable, shall pay any and all amounts owed under the Thermo Fisher Entities’ contracts as and when they come due pursuant to the terms of the Thermo Fisher Entities’ assumed contracts. The Court shall retain jurisdiction to determine any dispute related to a postpetition contractual amount.

(c)

Nothing in the Plan, Confirmation Order, or Assumption and Assignment Procedures set forth in any Cure Notice shall impair the Thermo Fisher Entities’ defenses and/or any setoff or recoupment rights, in each case subject to section 553 of the Bankruptcy Code.

(d)

The Thermo Fisher Entities’ and the Debtors’ rights are reserved with respect to paragraph 21-23 of the Thermo Fisher Entities’ limited objection to assumption and assignment [Docket No. 3625] and with respect to any request by the Thermo Fisher Entities for regulatory-related adequate assurance of future performance under section 365 of the Bankruptcy Code.

63. Intouch. Notwithstanding that certain contracts of Intouch Group, LLC (“Intouch”) were listed on that certain Second Amended Cure Cost Schedule attached as Exhibit A to the Notice of Second Amended Cure Cost Schedule [Docket No. 2522], filed on July 26, 2023, the Debtors have agreed that none of the Intouch’s contracts will be assumed or assigned on the Effective Date, as all have expired by their own terms.

64. Strides. In resolution of the objections [Docket Nos. 1915, 3622] of Strides Pharma, Inc., (“SPI”) Strides Pharma Global PTE Ltd. (“SPG”), Strides Arcolab International Ltd. (“SAI”), and all affiliates of each of SPI, SPG, and SAI (cumulatively, “Strides”), the Debtors and Strides agree to the following terms:

(a)

Each of the Debtors’ Executory Contracts with Strides shall be assumed and assigned without amendment, and any provision of the Assumption and Assignment Procedures or Section 7.4 of the Plan that would otherwise provide for the amendment of Strides’ contracts upon assumption and assignment shall not apply.

(b)

For the avoidance of doubt, the Debtors agree that as cure for any postpetition contractual amounts owed to Strides under Strides’ assumed contracts, the Debtors shall pay any and all amounts owed under Strides’ contracts as and when they come due pursuant to the terms of Strides’ assumed contracts. The Court shall retain jurisdiction to determine any dispute related to a postpetition contractual amount.

65. Bachem. In resolution of the objection [Docket No. 2150] of Bachem AG and Bachem Americas Inc. (collectively, “Bachem”), the Debtors and Bachem agree that each of the Debtors’ Executory Contracts with Bachem shall be assumed and assigned without amendment except as necessary to render null and void any and all terms or provisions thereof solely to the extent such terms or provisions create an obligation of any Debtor (or any assignee or successor thereof) or any of the Debtor Insurance Policies, or give rise to a right in favor of any non-Debtor for the indemnification or reimbursement of any Entities for costs, losses, damages, fees, expenses or any other amounts whatsoever relating to or arising from any actual or potential opioid-related litigation or dispute, whether accrued or unaccrued, asserted or unasserted, existing or hereinafter arising, based on or relating to, or in any manner arising from, in whole or in part, the Opioid-Related Activities. This fully resolves Bachem’s objection.

66. OptumRx, Inc. On the Effective Date, Endo Pharmaceuticals Inc. shall assume and assign to Endo USA Inc. the Commercial Rebate Agreement between OptumRx, Inc. (“OptumRx”) and Endo Pharmaceuticals Inc. dated January 1, 2013 (as amended or otherwise modified from time to time, the “Commercial Rebate Agreement”) and/or the Medicare Part D Rebate Agreement between OptumRx and Endo Pharmaceuticals Inc. dated January 1, 2008 (as amended or otherwise modified from time to time, the “Medicare Rebate Agreement” and together with the Commercial Rebate Agreement, the “Rebate Agreements”), subject to the following releases:

(a)

OptumRx’s Release: OptumRx releases and forever discharges (i) the Debtors and the Buyers, (ii) the current and former officers and directors of the Debtors and the Buyers, (iii) the Debtor Insurers[6] (acting in such capacity), and (iv) the Protected Parties (collectively, the “Beneficiaries of OptumRx Releases”) from all liability, Claims, demands, damages, and Causes of Action (including but not limited to contractual, statutory, and common-law rights of indemnification, reimbursement, or contribution and, for the avoidance of doubt, all Opioid Claims or Opioid Demands)—whether known or unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, under statute, in contract, in tort, in law, or in equity, or pursuant to any other theory of law, federal or state, whether asserted or assertable directly or derivatively in law or equity or otherwise by way of claim, counterclaim, cross-claim, third party action, action for indemnity or contribution or otherwise—related to or arising from Opioid-Related Activities occurring or existing on or before the Effective Date (collectively, the “OptumRx Opioid Claims”). For the avoidance of doubt, OptumRx Opioid Claims shall include all Opioid Claims or Opioid Demands that are asserted by OptumRx against the Beneficiaries of OptumRx Releases after the Effective Date only to the extent

[6]

For purposes of this Paragraph, capitalized terms not defined herein shall have the meaning ascribed to them in the Stipulation Among the Debtors and the DMPs Resolving the DMPs’ Objection To the Bidding Procedures and Sale Motion [ECF No. 2466].

that they are related to any conduct or circumstance occurring or existing on or before the Effective Date. Any OptumRx Opioid Claims are hereby released and discharged with no consideration on account thereof, and all Proofs of Claim in respect thereof shall be deemed expunged, without further notice, or action, order or approval of the Bankruptcy Court or any other Person. OptumRx shall not receive or retain any property on account of such OptumRx Opioid Claims and not have any recourse to any Debtor or any assets of any Debtor, or any assets of the Debtors’ estates, the Buyers or any assets of the Buyers, any other Protected Party or any assets of any Protected Party, or any of the GUC Trust, PPOC Trust, and the Future PI Trust and any assets of the GUC Trust, PPOC Trust, and Future PI Trust. For the avoidance of doubt, (i) OptumRx is not releasing or impairing any fees, rebates, or similar amounts owed to it under the Rebate Agreements in the ordinary course of business; (ii) OptumRx expressly reserves all DMP Defensive Rights it may have, if any; and (iii) OptumRx is not releasing or impairing any DMP Surviving Pre-Closing Date Litigation Claim and/or the claims set forth in the proofs of claim with the following Confirmation Numbers: 3045-1-SSUUD-071643943, 3045-1-DUIBS-057484065, 3045-1-LRQER-202591176, and 3045-1-YCMPP-070545647; provided, however, that OptumRx’s sole source of recovery for the Claims identified in subsection (iii) shall be the GUC Trust.

(b)

Debtors’ Release: The Debtors release and forever discharge (i) OptumRx, (ii) OptumRx’s current and former officers and directors, (iii) the OptumRx Protected Parties (defined below), and (iv) OptumRx’s insurers (acting in such capacity) from all liability, Claims, demands, damages, and Causes of Action (including but not limited to contractual, statutory, and common-law rights of indemnification, reimbursement, or contribution)—whether known or unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, under statute, in contract, in tort, in law, or in equity, or pursuant to any other theory of law, federal or state, whether asserted or assertable directly or derivatively in law or equity or otherwise by way of claim, counterclaim, cross-claim, third party action, action for indemnity or contribution or otherwise—related to or arising from Opioid-Related Activities occurring or existing on or before the Effective Date. The Buyers shall be bound by the foregoing release in this subparagraph. No Claim, Causes of Action, liability, demand, or damage released in accordance with the first sentence of this subparagraph shall be assigned or transferred to the GUC Trust, PPOC Trust, or Future PI Trust, or any other trust to be established to benefit creditors, or be a Transferred Asset. The “OptumRx Protected Parties” are OptumRx’s parents, affiliates, subsidiaries, successors, assignees, heirs, executors, nominees, managers, principals, members, partners, employees, agents, advisors (including financial advisors), attorneys (including any attorneys retained by any of OptumRx’s current or former officers and directors acting in his or her capacity as an officer or director), accountants, investment bankers (including any investment bankers retained by any of OptumRx’s current or former officers and directors acting in his or her capacity as an officer or director), consultants, experts, and other professionals (including any professionals retained by any of OptumRx’s current or former officers and directors acting in his or her capacity as an officer or director), or other representatives of OptumRx.

67. Non-Prejudiced Parties Stipulation. The following stipulation, which was read into the record at the Confirmation Hearing and further confirmed during oral argument, is hereby approved and so-ordered as set forth herein: If confirmation of the Plan, including the applicable terms of the UCC Resolution and the OCC Resolution, is reversed on appeal, or the Effective Date does not occur, then none of the Debtors, the UCC, the OCC, the FCR, nor the Ad Hoc First Lien Group (each a “Non-Prejudiced Party”) and any party formed as a result of the Plan (a “Future Party”) shall be prejudiced in any way in connection with any future proceeding based on the decision to (i) limit or forgo the presentation of evidence (or forgo cross examination of any witness) or (ii) forego or not participate in any argument regarding such evidence during oral argument, in each case in connection with the Confirmation Hearing. Nothing that occurs at the Confirmation Hearing, including with regard to the applicable terms of the UCC Resolution and the OCC Resolution, shall constitute or be deemed agreement or disagreement in any future proceeding or litigation by any Non-Prejudiced Party or Future Party with any position taken or evidence offered or argument made (at oral argument) by any other party at the Confirmation Hearing, provided that nothing herein shall operate to limit or reduce the binding nature of the Plan, the Plan Supplement documents, the applicable terms of the UCC Resolution and the OCC Resolution, this Confirmation Order, and any related findings on any party. For the avoidance of doubt, all parties agree and acknowledge that the Debtors, the UCC, the OCC, the Ad Hoc First Lien Group, and any public or private Claimant that did not object to confirmation of the Plan, including the applicable terms of the UCC Resolution and the OCC Resolution, is intended to be a “Non-Prejudiced Party.”

68. Hartford. The Hartford Objections7 shall be resolved in their entirety as follows:

(a)

Subject to clause (b) below, notwithstanding any other provision of this Confirmation Order, the Plan, the RSA, the Disclosure Statement, the Disclosure Statement Order, the other Plan Documents, or any documents, decrees, or orders in related proceedings outside the United States (together with any orders, documents, exhibits, or agreements related thereto, including, without limitation, any other order, decree, or agreement or provision in any of the foregoing that purports to be preemptory or supervening, grants an injunction, discharge, or release, or requires a party to opt out of any releases, with any amendments thereto any of the foregoing, the “Specified Documents”), the Specified Documents shall not prime, discharge, cancel, release, impair, modify, or subordinate the rights of Hartford Fire Insurance Company, the Hartford Financial Services Group, or any of their affiliated sureties (individually and collectively and solely in its capacity as a surety, the “Surety”) (without the need for any further action on the part of the Surety) with respect to:

(i) any funds the Surety is holding and/or that are being held for or for the benefit of the Surety, whether in trust, as security, or otherwise, including any payments the Surety receives from or on behalf of any indemnitor or Bond Principal (as defined below) or any surety bonds or similar instruments issued or executed by the Surety on behalf of any of the Debtors and/or Non-Debtor Affiliates prior to the Effective Date (the “Bonds,” and any obligations relating in any manner to the Bonds, the “Bonded Obligations,” and any documents related thereto, the “Bond Documents,” and any principal with respect to any Bond, a “Bond Principal”);

(ii) any setoff and/or recoupment rights and/or the lien rights and/or trust fund claims of the Surety or any party to whose rights the Surety has or may be or may become subrogated as related to any Bonds and/or any existing or future subrogation or other common law rights of the Surety.

The rights of the Debtors, Post-Emergence Entities, and Plan Administrator, as applicable, to raise any objections, claims, or defenses in connection with any of the foregoing are fully preserved.

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The “Hartford Objections” means: (i) the Limited Objection of the Hartford Fire Insurance Company, the Hartford Financial Services Group and their Related Affiliated Sureties to Motion of Debtors for an Order (I) Establishing Bidding, Noticing and Assumption and Assignment Procedures, (II) Approving Certain Transaction Steps, (III) Approving the Sale of Substantially All of the Debtors’ Assets and (IV) Granting Related Relief and Proposed Assumption and Assignment of Certain Contracts in Connection therewith [Docket No. 2429]; (ii) the Limited Objection of The Hartford Fire Insurance Company, The Hartford Financial Services Group and Their Affiliated Sureties to Motion of Debtors for an Order (I) Scheduling a Combined Hearing for Approval of the Disclosure Statement and Confirmation of the Plan; (II) Conditionally Approving the Adequacy of the Disclosure Statement; (III) Approving (A) Procedures for Solicitation, (B) Forms of Ballots and Notices, (C) Procedures for Tabulation of Votes, and (D) Procedures for Objections; and (IV) Granting Related Relief [Docket No. 3393]; and (iii) any informal objections to the Plan and/or Disclosure Statement raised by Surety.

(b)

For the avoidance of doubt and notwithstanding any provision in the Specified Documents to the contrary, the Surety does not consent to the GUC Releases and, without any further action on the part of the Surety, no provision in the Specified Documents or any documents related to the foregoing shall effectuate the GUC Releases as related to the Surety and/or the Bonded Obligations.

(c)

Notwithstanding any other provision in the Specified Documents to the contrary, if a claim or claims is or are asserted against any of the Bonds, then, solely to the extent set forth in the Bond Documents, the Surety shall be granted access to, and may make copies of, any books and records that may be held by the Debtors and/or Purchaser Entities relating to any such claim.

(d)	The Purchaser Entities shall not use the Bonds and shall replace any active bonds on or before the Effective Date.

(e)	To the extent the Effective Date does not occur, the foregoing paragraphs in resolution of the Hartford Objections shall be of no force and effect, and the parties’ rights are reserved.

69. AbbVie. In full resolution of the objections [Docket Nos. 2155, 3701] of AbbVie Inc. (“AbbVie”), and its subsidiaries and affiliated entities, including, without limitation, Aptalis Pharma Canada ULC (“Aptalis”), and Allergan Sales LLC (“Allergan”) (collectively, including AbbVie, Aptalis, Allergan, and subsidiaries and affiliates of all of the foregoing, the “AbbVie Entities”), the Abbvie Entities’ contracts shall be assumed and assigned without amendment, and any provision of the Assumption and Assignment Procedures or Section 7.4 of the Plan that would otherwise provide for the amendment of the Abbvie Entities’ contracts upon assumption and assignment shall not apply. For the avoidance of doubt, the Abbvie Entities’ rights are fully preserved and remain as they existed prior to the entry of this order with respect to any rights to assert postpetition administrative claims, setoff, or recoupment, and the resolution of the Abbvie Entities’ objections will not impact any of these rights. The Abbvie Entities have not granted the third-party releases provided for in the Plan.

70. Pfizer. In resolution of the objections [Docket Nos. 1141, 2434, 3628, 3717] of Pfizer Inc. and its related entities, Pharmacia & Upjohn Company LLC, Pfizer Canada Inc., King Pharmaceuticals LLC, Pfizer Australia Pty. Ltd. (collectively, the “Pfizer Entities”) the Debtors and the Pfizer Entities agree to the following terms:

(a)

Each of the Debtors’ Executory Contracts with the Pfizer Entities shall be assumed and assigned without amendment, and any provision of the Assumption and Assignment Procedures or Section 7.4 of the Plan that would otherwise provide for the amendment of the Pfizer Entities’ contracts upon assumption and assignment shall not apply.

(b)

For the avoidance of doubt, the Debtors agree that as cure for any postpetition contractual amounts owed to the Pfizer Entities under the Pfizer Entities’ assumed contracts, the Debtors or the Post-Emergence Entities, as applicable, shall pay any and all amounts owed under the Pfizer Entities’ contracts as and when they come due pursuant to the terms of the Pfizer Entities’ assumed contracts. The Court shall retain jurisdiction to determine any dispute related to a postpetition contractual amount.

(c)

Nothing in the Plan, Confirmation Order, or Assumption and Assignment Procedures set forth in any Cure Notice shall impair the Pfizer Entities’ setoff or recoupment rights, in each case subject to section 553 of the Bankruptcy Code.

(d)

The Debtors and Pfizer agree that nothing in the Plan or any related documents result in Pfizer’s grant of the third-party releases contained in the Plan. Pfizer has not agreed to grant any third-party releases and none exist with respect to Pfizer

71. SUNY Research Foundation. The Research Foundation for the State University of New York (“SUNY Research Foundation”) and BTC are working toward a resolution of certain matters related to the Dupuytren’s Disease License Agreement (the “Dupuytren’s License”) between the parties, to be documented in a settlement agreement (such settlement agreement, the “SUNY Dupuytren’s Settlement Agreement”). Subject to the Court’s approval of BTC’s entry into and performance under the SUNY Dupuytren’s Settlement Agreement, that agreement shall be assumed and assigned to Endo USA, Inc. If the parties fail to reach a settlement, or the Court does not approve BTC’s entry into and performance under the SUNY Dupuytren’s Settlement Agreement, SUNY Research Foundation reserves all of its rights to object to the assumption and assignment of the Dupuytren’s License between SUNY Research Foundation and the Debtors without payment of the cure amounts, as set forth in SUNY Research Foundation’s Objection to

Debtor’s Notice of Cure Amounts [Docket No. 2127] (the “Cure Objection”). A preliminary hearing to consider the Cure Objection and issue a scheduling order, if necessary, shall be adjourned until 14 days following the date that the Bankruptcy Court denies the motion seeking approval of the SUNY Dupuytren’s Settlement Agreement or the date on which the parties notify the Court that they have agreed to discontinue settlement negotiations.

Dated: March 22, 2024

New York, New York

/s/ James L. Garrity, Jr.
HONORABLE JAMES L. GARRITY, JR.
UNITED STATES BANKRUPTCY JUDGE

Exhibit A

Notice of Effective Date

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP Paul D. Leake

Lisa Laukitis

Shana A. Elberg

Evan A. Hill

One Manhattan West

New York, New York 10001

Telephone: (212) 735-3000

Fax: (212) 735-2000

Counsel to Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In re	Chapter 11

ENDO INTERNATIONAL plc, et al.,	Case No. 22-22549 (JLG)

Debtors.[1]	(Jointly Administered)

NOTICE OF (I) ENTRY OF CONFIRMATION ORDER,

(II) OCCURRENCE OF EFFECTIVE DATE, AND

(III) THE ADMINISTRATIVE EXPENSE CLAIMS BAR DATE

PLEASE TAKE NOTICE THAT:

1. Plan Confirmation. On [●], 2024, the United States Bankruptcy Court for the Southern District of New York (the “Court”) entered an order [Docket No. [•]] (the “Confirmation Order”) confirming the Fourth Amended Joint Chapter 11 Plan of Reorganization of Endo International plc and its Affiliated Debtors [Docket No. [•]] (as modified, amended, or supplemented from time to time, the “Plan”).2

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The last four digits of Debtor Endo International plc’s tax identification number are 3755. Due to the large number of debtors in these chapter 11 cases, a complete list of the debtor entities and the last four digits of their federal tax identification numbers is not provided herein. A complete list of such information may be obtained on the website of the Debtors’ claims and noticing agent at https://restructuring.ra.kroll.com /Endo. The location of the Debtors’ service address for purposes of these chapter 11 cases is: 1400 Atwater Dr, Malvern PA 19355.

[2]	Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Plan or the Confirmation Order, as applicable.

2. Effective Date. On [●], 2024, the Effective Date of the Plan occurred. All conditions precedent to the Effective Date of the Plan, as set forth in Section 11.2 of the Plan, have been satisfied (or waived, as provided in Section 11.3 of the Plan), such that the Plan was substantially consummated.

3. Settlement, Release, Injunction, and Related Provisions. Pursuant to the Confirmation Order, the settlement, release, injunction, and related provisions in Article X of the Plan are now in full force and effect. The Plan and its provisions are binding on the Debtors, the Post-Emergence Entities, the Trusts, any and all holders of Claims or Interests (irrespective of whether such holders of Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

4. Trust Channeled Claims. Pursuant to the Plan and the Confirmation Order, each of the GUC Trust, the Distribution Sub-Trusts, the Public Opioid Trust, the Tribal Opioid Trust, the PPOC Trust, the Future PI Trust, the Canadian Provinces Trust, the Other Opioid Claims Trust, and the EFBD Claims Trust has been established to, among other things, resolve all asserted Trust Channeled Claims (comprised of GUC Trust Channeled Claims, State Opioid Claims, Tribal Opioid Claims, Present Private Opioid Claims (including, for the avoidance of doubt, PI Opioid Claims, NAS PI Claims, Hospital Opioid Claims, TPP Claims, and IERP II Claims), Future PI Claims, Canadian Provinces Claims, Other Opioid Claims, and EFBD Claims) channeled to such trusts, as applicable. Pursuant to the Plan and the Confirmation Order, all liabilities and responsibility for Trust Channeled Claims against the Debtors have been assumed by the applicable trust and will be treated in accordance with the applicable trust distribution procedures.

5. Claims Based on Rejection of Executory Contracts or Unexpired Leases. Pursuant to Section 7.2 of the Plan, all Proofs of Claim with respect to any Rejection Damages Claims must be filed with the Court and served upon counsel for the Debtors, the Post-Emergence Entities, and the GUC Trustee by the date that is, as applicable, (i) 45 days after the filing and service of the notice of the occurrence of the Effective Date; or (ii) if such Executory Contract or Unexpired Lease is subject to a pending motion seeking to reject such Executory Contract or Unexpired Lease, 30 days after the date the Bankruptcy Court enters a Final Order approving such rejection. Any Rejection Damages Claims not filed with the Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Post-Emergence Entities, the GUC Trust, the Estates, or their property without the need for any objection by the Post-Emergence Entities or the GUC Trust or further notice to, or action, order or approval of the Court.

6. Final Fee Applications for Fee Claims. Professionals or other Persons asserting Fee Claims for services rendered to the Debtors, the Committees, the FCR, or the Endo EC before the Effective Date must file and serve on the Debtors and/or the Post-Emergence Entities, and such other Persons who are designated by the applicable Bankruptcy Rules, the Confirmation Order, the Interim Compensation Order, or any other applicable order of the Court, an application for final Allowance of such Fee Claim no later than 30 days after the Effective Date. Objections to any Fee Claim must be filed and served on the Purchaser Entities, the Committees, the United States Trustee, and the Professional requesting Allowance of such Fee Claim no later than 45 days after the Effective Date.

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7. Administrative Expense Claims. Except as otherwise provided by the Confirmation Order, the Plan, or a Final Order of the Court, the deadline for filing requests for payment of unpaid Administrative Expense Claims is [•], 2024 (i.e., 30 days after the Effective Date) (the “Administrative Expense Claims Bar Date”). HOLDERS OF ADMINISTRATIVE EXPENSE CLAIMS THAT ARE REQUIRED TO, BUT DO NOT, FILE AND SERVE A REQUEST FOR PAYMENT OF SUCH ADMINISTRATIVE EXPENSE CLAIMS BY THE ADMINISTRATIVE EXPENSE CLAIMS BAR DATE SHALL BE FOREVER BARRED, ESTOPPED, AND ENJOINED FROM ASSERTING SUCH ADMINISTRATIVE EXPENSE CLAIMS AGAINST THE DEBTORS, THE POST-EMERGENCE ENTITIES, OR THEIR RESPECTIVE PROPERTY AND ASSETS, AND SUCH ADMINISTRATIVE EXPENSE CLAIMS SHALL BE DEEMED DISCHARGED AS OF THE EFFECTIVE DATE.

8. Claims Objection Deadline. “Claims Objection Deadline” means, for each Claim that is not a Trust Channeled Claim, the later of (a) the first Business Day that is at least 180 days after the Effective Date; and (b) such other date for objecting to Claims as may be specifically fixed by a Final Order of the Court upon the request of the applicable Post-Emergence Entities.

9. Post-Effective Date Notice Pursuant to Bankruptcy Rule 2002. After the Effective Date, to continue receiving documents pursuant to Bankruptcy Rule 2002, all creditors and other parties in interest must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002.

10. Copies of Plan and Confirmation Order. The Confirmation Order included the Plan as Exhibit A. Copies of the Confirmation Order, the Plan, and all other documents filed in these chapter 11 cases are available free of charge by visiting https://restructuring.ra.kroll.com/Endo or by calling the Debtors’ restructuring hotline at (877) 542-1878 (U.S. / Canada, toll-free) or +1 (929) 284-1688 (International, toll). You may also obtain copies of any pleadings filed in these chapter 11 cases for a fee via PACER at: https://ecf.nysb.uscourts.gov/.

[Remainder of Page Intentionally Left Blank]

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Dated: [●], 2024	/s/ DRAFT
New York, New York
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Paul D. Leake
Lisa Laukitis
Shana A. Elberg
Evan A. Hill
One Manhattan West
New York, New York 10001
Telephone: (212) 735-3000
Fax: (212) 735-2000

Counsel for the Debtors and Debtors in
Possession

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